Exhibit 10.146

LOAN AGREEMENT

BY

AND BETWEEN

PRIME LASALLE/MADISON PARTNERS, LLC

(“Borrower”)

AND

KBS DEBT HOLDINGS, LLC

(“Lender”)

1.	RECITALS		1

2.	DEFINITIONS		1

3.	THE LOAN; DISBURSEMENT OF LOAN; ESTABLISHMENT OF
	ACCOUNTS		12

	(a)	Loan	12
	(b)	Loan Disbursements	12
	(c)	Interest Reserve Account	16
	(d)	No Reborrowing	17

4.	INTEREST PAYMENTS; DEFAULT INTEREST RATE; LOAN FEE;
	PREPAYMENT FEE; STATED MATURITY; EXTENSION OPTION		17

	(a)	Interest	17
	(b)	Default Interest Rate	17
	(c)	Loan Fee	17
	(d)	Prepayment Fee	17
	(e)	Stated Maturity	18
	(f)	Extension Option	18

5.	SECURITY FOR LOAN; GUARANTY		19

	(a)	Security for Loan	19
	(b)	Guaranty	19
	(c)	Limited Payment Guaranty	19

6.	CONDITIONS PRECEDENT TO CLOSING OF THE LOAN		19

	(a)	Loan Documents	19
	(b)	Third Party Agreements:	20
	(c)	Financial Statements	20
	(d)	Insurance Policies	21
	(e)	Borrower’s Equity	21
	(f)	Leases:	21
	(g)	Title Insurance Policy	21
	(h)	ALTA Survey	21
	(i)	Zoning; Conditional Use Permits and Certificates of Occupancy	22
	(j)	Flood Plain Certification	22
	(k)	Appraisal	22
	(l)	Intentionally Deleted	22
	(m)	Engineering Report	22
	(n)	Environmental Report	22
	(o)	Borrower Authority	22
	(p)	Legal Opinion	24
	(q)	Legal Opinion	24

i

	(r)	UCC and Lien Searches	24
	(s)	Intentionally Deleted	24
	(t)	Environmental Disclosure	24
	(u)	Building Permits	25
	(v)	Conditional Use Permits	25
	(w)	Renovation Work Plans; Architect’s Agreement	25
	(x)	Construction Contracts	25
	(y)	Interest Rate Cap Agreement	25
	(z)	Additional Matters	25

7.	TITLE INSURANCE; RENOVATION WORK		25

	(a)	Title Insurance	25
	(b)	Renovation Work	26

8.	INSURANCE		27

	(a)	Insurance Requirements	27
	(b)	Automatic Reinstatement	29
	(c)	Other Requirements With Respect to Insurance	29
	(d)	Insurance Review	32
	(e)	Notice of Casualty	32
	(f)	Settlement of Claim	32
	(g)	Application of Insurance Proceeds	32

9.	EMINENT DOMAIN		33

	(a)	Notice of Condemnation	33
	(b)	Settlement of Claim	33
	(c)	Application of Condemnation Awards	34
	(d)	Condemnation Awards Available for Restoration	34
	(e)	No Lender Obligation	34

10.	RIGHTS OF ACCESS AND INSPECTION		34

11.	FINANCIAL REPORTS, PROPERTY REPORTS AND ANNUAL BUDGET		35

	(a)	Annual Financial Reports	35
	(b)	Monthly Reports	35
	(c)	Preparation and Certification	36
	(d)	Annual Budget	36
	(e)	Right to Audit	37

12.	GENERAL COVENANTS OF BORROWER		37

	(a)	Operation and Maintenance of Property	37

	(b)	Restricted Sale and Encumbrance of Property and of Borrower Interests;
		Other Indebtedness	38
	(c)	General Indemnity	38
	(d)	Leases:	39
	(e)	Notices	40
	(f)	Property Management	40
	(g)	General ERISA Covenant	41
	(h)	Principal Place of Business; Choice of Law	41
	(i)	Compliance with Governmental Prohibitions	41
	(j)	No Distributions	41
	(k)	Indemnity for Claims of Contractors	42
	(l)	Loan Covenants	42
	(m)	Other Construction Covenants	42
	(n)	Patriot Act Compliance	43
	(o)	Assumption in Non-Consolidation Opinion	43
	(p)	Class L Real Estate Status and Tax Credits	44
	(q)	O&M Program	44

13.	FURTHER ASSURANCES		44

14.	APPRAISALS		44

15.	GENERAL REPRESENTATIONS AND WARRANTIES OF BORROWER		44

	(a)	Organization; Corporate Powers; Authorization of Borrowing	44
	(b)	Title to Property; Matters Affecting Property	46
	(c)	Financial Statements	48
	(d)	No Loan Broker	48
	(e)	No Default	48
	(f)	Lawful Interest	48
	(g)	RICO	48
	(h)	ERISA	48
	(i)	Business Purpose	49
	(j)	Solvency	49
	(k)	Adequate Capitalization	49
	(l)	Violations of Governmental Prohibitions	49
	(m)	Submission of Requests for Advance	49
	(n)	No Separate Insurance	50
	(o)	Federal Reserve Regulations; Investment Company Act	50
	(p)	Hazardous Substances	50

16.	EVENT OF DEFAULT		50

	(a)	Events of Default	50
	(b)	Right to Cure Non-Monetary Default	53

17.	REMEDIES		54

	(a)	Actions upon Event of Default	54
	(b)	Appointment of Lender as Attorney-in-Fact	54
	(c)	Cross-Default to Note and Other Loan Documents	55

18.	JOINT AND SEVERAL LIABILITY		55

19.	TITLE ENDORSEMENTS; TAX SEARCHES; ADMINISTRATIVE COSTS		55

20.	MISCELLANEOUS		55

	(a)	Notices	55
	(b)	Waivers	57
	(c)	Lender’s Expenses; Rights of Lender	57
	(d)	Lender Not Partner of Borrower; Borrower in Control	57
	(e)	No Third Party	57
	(f)	Time of Essence; Context	58
	(g)	Successors and Assigns	58
	(h)	Governing Jurisdiction	58
	(i)	Entire Agreement	58
	(j)	Headings	58
	(k)	Severability	58
	(l)	Counterparts	59
	(m)	Waiver of Jury Trial	59
	(n)	Including Means Without Limitation	59
	(o)	Sole and Absolute Discretion	59

21.	BORROWER EXCULPATION		59

	(a)	Borrower’s Recourse Liabilities	59
	(b)	Full Liability for all Indebtedness	60
	(c)	Survival of Provision	61

22.	INTENTIONALLY OMITTED		61

23.	SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER		61

24.	NO WITHHOLDINGS		61

25.	SPECIAL PROVISIONS		62

	(a)	Sale of Note and Secondary Market Transaction	62
	(b)	Use of Information	63
	(c)	Borrower’s Obligations Regarding Disclosure Documents	63

(d)	Borrower Indemnity Regarding Filings	64
(e)	Indemnification Procedure	64
(f)	Contribution	65
(g)	Severance of Loan	65
(h)	Retention of Servicer	66

v

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made as of August 8, 2007, by and among KBS DEBT HOLDINGS, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”), and PRIME LASALLE/MADISON PARTNERS, LLC, an Illinois limited liability company (“Borrower”).

RECITALS:

This Agreement is made with reference to the following facts:

(i) Borrower is the owner in fee simple of the real property (the “Real Property”) described on Exhibit A attached hereto and made a part hereof. The Real Property is improved by that certain 35-story commercial building, and all other improvements, fixtures, machinery, furnishings, equipment and other property of any kind installed or used at the Real Property (collectively, the “Improvements”). The Real Property and the Improvements are sometimes collectively referred herein as the “Property”.

(ii) The Property is currently being operated as an office building and is leased to certain tenants pursuant to written leases. Borrower is currently undertaking improvements, renovations and/or construction (collectively, the “Renovation Work”) consisting of, among other things, an exterior façade rehabilitation, a renovation of the existing lobby, elevator modernization, elevator cab upgrades, certain mechanical system and sprinkler system upgrades, window repairs and common restroom and bathroom renovation, all as more particularly set forth in the Renovation Work Plans and the Project Budget.

(iii) Borrower has applied to Lender for a loan (the “Loan”) in the amount of Forty-Three Million Three Hundred Thousand and No/100 DOLLARS ($43,300,000.00) (the “Loan Amount”), which Loan is to be advanced as hereinafter provided and is to be evidenced by the Note (defined below). The Note is to be secured by the Mortgage and the other collateral referred to in Section 5 below.

(iv) Borrower desires to borrow the Loan amount from Lender, the proceeds of which are to be used by Borrower to, among other things, pay the costs and expenses, if any, referred to in Section 3(b) below.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Recitals. The recitals set forth above are true and correct and are incorporated herein by reference.

2. Definitions. The following terms shall have the meanings set forth next to them:

“Accounts”: shall mean the Restricted Account (as defined in the Cash Management Agreement), the Clearing Account (as defined in the Clearing Account Agreement), the Interest Reserve Account and the Master Reserve Account (as each are defined in the Pledge and Assignment of Reserve Accounts) and any other accounts required to be established under this Agreement or the Loan Documents.

“Account Agreements”: shall mean the Cash Management Agreement, Clearing Account Agreement, the Pledge and Assignment of Reserve Accounts and any other Loan Document which creates, grants a security interest in or purports to govern the Accounts.

“Actual Maturity”: shall mean the date upon which the entire unpaid indebtedness evidenced by the Note becomes due and payable in accordance with the terms of the Note, this Agreement or the other Loan Documents (whether at Stated Maturity, upon acceleration following an Event of Default, voluntary prepayment or otherwise).

“Advances”: shall mean any disbursement of the proceeds of the Loan by Lender pursuant to the terms of this Agreement.

“Affiliate”: shall mean with respect to a specified person or entity, any individual, partnership, corporation, limited liability company, trust, unincorporated organization, association or other entity which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such person or entity, including, without limitation, any general or limited partnership in which such person or entity is a general partner.

“Annual Budget”: shall have the meaning ascribed to it in Section 11(d).

“Bankruptcy Code”: shall mean 11 U.S.C. Sec. 101, et. seq.

“Bankruptcy Proceedings”: shall have the meaning set forth in Section 16(a)(ix) hereof.

“Base Interest”: shall have the meaning ascribed to it in the Note.

“Base Interest Rate”: shall have the meaning ascribed to it in the Note.

“Benefit Plan Investor”: shall mean a benefit plan investor as defined in paragraph (f)(2) of the Plan Asset Regulation.

“Borrower’s Knowledge”: shall mean the actual knowledge of the Borrower.

“Borrower Manager”: shall mean Prime/11 S. LaSalle, LLC, an Illinois limited liability company, which is the sole manager of Borrower. The Prime Group, Inc., an Illinois corporation, is the sole member in, and the sole manager of, Borrower Manager.

“Borrower’s Recourse Liabilities”: shall have the meaning ascribed to it in Section 21(a).

“Business Day”: shall mean any day other than a Saturday, Sunday or any day on which commercial banks in Illinois, are authorized or required to close.

“Cash Management Agreement”: shall mean that certain Cash Management Agreement, dated as of even date hereof by and among Borrower and Lender and joined by Manager.

“Clearing Account”: shall have the meaning ascribed to it in the Clearing Account Agreement.

“Clearing Account Agreement”: shall mean that certain Clearing Account Agreement, dated as of even date hereof by and among Borrower, Lender and the Depository Bank.

“Closing Date”: shall mean shall mean the date of this Agreement.

“Code”: shall mean the Internal Revenue Code of 1986, as amended from time to time, or the corresponding provisions of any successor Federal Income Tax Law. Any reference to a particular provision of the Code shall include any amendment of such provision or the corresponding provision of any successor Federal Income Tax Law.

“Completion Date”: shall mean the second anniversary of the Closing Date, as the same may be extended for Force Majeure.

“Condemnation Awards”: shall have the meaning ascribed to it in Section 9(b).

“Control”: as such term is used with respect to any person or entity, including the correlative meanings of the terms “controlled by” and “under common control with”, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

“Debt Service”: shall mean, with respect to any particular period of time, scheduled interest payments due under this Agreement and the Note for such period.

“Debt Service Coverage Ratio”: shall mean, as of any date, the ratio calculated by Lender which is: (i) the then in place annualized Net Operating Income divided by (ii) the aggregate annual Debt Service (assuming a 7.5% interest rate).

“Default Interest Rate”: shall have the meaning ascribed to it in the Note.

“Depository Bank”: shall mean LaSalle Bank, NA or other financial institution selected by Borrower and approved by Lender to hold the Accounts as required under the Account Agreements approved by Lender.

“Developer”: shall mean The Prime Group, Inc., or any other development company approved by Lender pursuant to Section 12(m)(iv) hereof.

“Development Agreement”: shall mean that certain Development Services Agreement dated as of the date hereof, entered into by and between Borrower and Developer, pursuant to which Developer has agreed to manage the Renovation Work, as the same may be amended, modified or restated from time to time, or any other development agreement approved by Lender pursuant to Section 12(m)(iv) hereof.

“Development Fee”: shall mean the development fee payable by Borrower to Developer under the terms of the Development Agreement and as set forth in the Project Budget.

“Disbursement Schedule”: shall mean the Disbursement Schedule attached hereto as Exhibit D and made a part hereof.

“Disclosure Document”: shall have the meaning ascribed to it in Section 25(b).

“Encumbrance”: shall mean any mortgage, deed of trust, lien (statutory or otherwise) pledge, encumbrance, hypothecation or other grant of security interest, voluntary or involuntary or by operation of law, and whether or not consented to by Lender of or in (i) all or any portion of, or interest in, the Property, or (ii) any ownership interest in Borrower. Encumbrance shall not include (i) any preferred equity granted with respect to Borrower from its members or third parties or (ii) any preservation easement approved by Lender that may be necessary to enable Borrower to sell preservation tax credits with respect to the Property, or (iii) trade payables in connection with the Renovation Work or in connection with the ownership, operation and management of the Property pursuant to the Approved Budget.

“Environmental Indemnity”: shall mean that certain Unsecured Environmental Indemnity Agreement of even date herewith, on Lender’s form, executed by Borrower and the Guarantors containing representations, warranties, covenants and indemnities in favor of Lender with respect to Hazardous Substances.

“Environmental Laws”: shall have the meaning ascribed to it in Section 15(p).

“Event of Default”: shall have the meaning ascribed to it in Section 16(a).

“Exchange Act”: shall have the meaning ascribed to it in Section 25(b).

“Expenses”: shall mean, for the Property and each month, funds sufficient to pay all costs and expenses, calculated on a cash basis, required to be paid during such month by or on behalf of the related Borrower in connection with the ownership and operation of the Property in accordance with the Annual Budget.

“Extension Date”: shall have the meaning ascribed to it in Section 4(f).

“Extension Fee”: shall mean the nonrefundable extension fee equal to .5% of the outstanding principal balance of the Loan.

“Extension Term”: shall have the meaning ascribed to it in Section 4(f).

“Fax”: shall have the meaning ascribed to it in Section 20(a).

“Forbearance Termination Event”: shall have the meaning given to it in Section 21(b) below.

“Force Majeure Event”: shall mean any delay in the construction of the Renovation Work, caused by war, terrorism, acts of God, natural disaster, fire, earthquake, floods, explosion or other casualty, extraordinary adverse weather conditions, inability to procure or a general shortage of labor, equipment, facilities, energy, materials or supplies in the open market, failure of transportation, strikes or lockouts or other cause beyond the reasonable control of Borrower, provided that such Force Majeure Event is verified by Lender to its reasonable satisfaction, and provided, further that such delay may not continue for longer than the period that is equal to the duration of the delay resulting from the cause giving rise to the Force Majeure Event or one hundred twenty (120) days, whichever is less.

“Full Replacement Cost”: shall have the meaning ascribed to it in Section 8(a)(i).

“GCM Group”: shall have the meaning ascribed to it in Section 25(c).

“Governing Jurisdiction”: shall mean the State of Illinois.

“Government Lists”: shall have the meaning ascribed to it in Section 12(n).

“Governmental Authority”: shall mean any federal, state, municipal or other governmental or quasi-governmental court, agency, authority, district or instrumentality.

“Gross Receipts”: shall mean all revenue derived from the ownership and operation of the Property from whatever source, including, but not limited to, rents and license fees, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, non-recurring revenues as determined or approved by Lender, payments received by Borrower under any interest rate protection agreement pertaining to the Loan, security deposits (except to the extent such security deposits are properly utilized to offset a loss of rent), refunds and uncollectible accounts, proceeds of casualty insurance (other than business interruption or other loss of income insurance related to business interruption or loss of income for the period in question), Condemnation Awards.

“Guarantor”: shall mean The Prime Group, Inc., an Illinois corporation.

“Guaranty”: shall mean that certain Guaranty of Non-Recourse Carveouts, dated as of even date herewith, from the Guarantor to Lender, as the same may be amended, modified or restated from time to time.

“Hazardous Substances”: shall have the meaning ascribed to it in Section 15(p) and in the Environmental Indemnity.

“Holdback Funds”: shall have the meaning ascribed to it in Section 3(b)(ii)(A). The Holdback Funds are not being advanced as part of the Initial Disbursement and shall be advanced pursuant to Section 3(b)(ii).

“Indebtedness”: shall mean the principal of, interest on, and any other amounts due at any time under, this Agreement, the Note, the Mortgage or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the lien and security interest of the Mortgage thereunder.

“Indemnified Parties”: shall have the meaning ascribed to it in Section 12(c).

“Initial Disbursement”: shall have the meaning ascribed to it in Section 3(b)(i).

“Insolvency Laws”: shall mean the Bankruptcy Code and any and all present and future federal, state and local laws, ordinances, regulations, rules and any other requirements of any Governmental Authority relating to the bankruptcy, insolvency, appointment of receiver, reorganization, arrangement, readjustment of debt, dissolution or liquidation of, for or relating to, any Person, each as hereafter amended from time to time and the present and future rules, regulations and guidance documents promulgated under any of the foregoing.

“Interest Rate Cap Agreement” shall mean: that certain interest rate cap transaction described in the Rate Cap Transaction Agreement, dated as of August 3, 2007, between Borrower, as pledgor, and LaSalle Bank National Association as counterparty thereunder (the “Counterparty”).

“Interest Reserve Account”: shall have the meaning ascribed to it in Section 3(c)(i).

“Issuer”: shall have the meaning ascribed to it in Section 25(c).

“Law” or “Laws”: shall have the meaning ascribed to it in Section 15(l).

“Leases”: shall mean all leases, subleases, licenses, occupancy agreements, concessions or other arrangements, whether written or oral, whether now existing or entered into at any time hereafter in accordance with the terms of Section 12(d) hereof, whereby any person agrees to pay money or any other consideration for the use, possession or occupancy of, or any estate in, all or any part of the Property, each as the same may be amended, modified and restated from time to time in accordance with Section 12(d) hereof.

“Lender”: shall have the meaning ascribed to it in the opening paragraph.

“Lender’s Inspector”: shall have the meaning ascribed to it in Section 3(b)(ii)(B)(1).

“Limited Payment Guaranty”: shall mean that certain Limited Payment Guaranty, dated as of even date herewith, from the Guarantor to Lender, as the same may be amended, modified or restated from time to time.

“Liabilities”: shall have the meaning ascribed to it in Section 25(c).

“Loan”: shall have the meaning ascribed to it in the Recitals above.

“Loan Amount”: shall have the meaning ascribed to it in the Recitals above.

“Loan Documents”: shall mean this Agreement, the Note, the Mortgage, the other documents listed in Section 6(a) below, and all other documents evidencing, securing or pertaining to the Loan, each as the same may hereafter be amended, modified and restated from time to time.

“Loan Fee”: shall mean the non-refundable fee described in Section 4(c) below.

“Loan Year”: shall mean each full calendar year during the Term of this Loan plus the partial calendar years at the commencement and termination of such Term.

“Losses”: shall have the meaning ascribed to it in Section 21(a).

“Major Lease”: shall have the meaning ascribed to it in Section 12(d)(i).

“Management Agreement”: shall mean that certain Property Management Agreement dated October 31, 2006, entered into by and between Borrower and Manager, pursuant to which Manager has agreed to manage the operations of the Property, as the same may be amended, modified or restated from time to time, or any other property management agreement approved by Lender pursuant to Section 12(f) hereof.

“Manager”: shall mean CB Richard Ellis, Inc. or any other property manager approved by Lender pursuant to Section 12(f) hereof.

“Master Reserve Account”: shall have the meaning ascribed to it in the Pledge and Assignment of Reserve Accounts.

“Material Adverse Effect” shall mean the occurrence or existence of a condition or event which would have a material adverse effect on (i) the business, profits, operations or financial condition of Borrower, (ii) the ability of Borrower to pay any amounts under the Loan Documents as they become due or (iii) the value of the Property.

“Mortgage”: shall mean that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith, on Lender’s form, executed by Borrower and encumbering the Property.

“Net Operating Income”: shall mean the estimated excess of Gross Receipts over Expenses for the 12 months following the calculation date, as reasonably determined by Lender using generally accepted accounting principles, and taking into account reasonably expected tenant vacancies and new leases during the 12 months following the calculation date.

“Note”: shall mean that certain Promissory Note, of even date herewith, in the original principal amount of the Loan, made payable by Borrower to the order of Lender, evidencing all amounts outstanding under the Loan from time to time and as the same may be amended, modified and restated from time to time.

“OFAC”: shall have the meaning ascribed to it in Section 12(n).

“Patriot Act”: shall have the meaning ascribed to it in Section 12(n).

“Patriot Act Offense”: shall have the meaning ascribed to it in Section 12(n).

“Payment Date”: shall mean the first of every calendar month (or if any such date is not a Business Day, the first Business Day immediately following such date).

“Permitted Exceptions”: shall have the meaning ascribed to it in the Mortgage.

“Permits”: shall have the meaning ascribed to it in Section 6(u).

“Person”: shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Plan Asset Regulation”: shall mean the regulation published by the Department of Labor at 29 C.F.R. § 2510.3-101.

“Pledge and Assignment of Reserve Accounts” shall mean that certain Pledge and Assignment of Reserve Accounts, dated as of even date herewith, by and among Borrower, Lender and Depository Bank.

“PML”: shall have the meaning ascribed to it in Section 8(a)(vi).

“Project Budget”: shall mean the budget attached hereto as Exhibit B and made a part hereof setting forth all costs and all funds to be incurred and funded, respectively, from time to time, as the same may be amended from time to time in accordance with the provisions of Section 3(b)(ii)(C)(4) of this Agreement .

“Project Costs”: shall mean all costs and expenses to be incurred in connection with the construction and completion of the Renovation Work, including the payment of the Tenant Improvements and Commissions.

“Project Funds”: shall collectively mean the sources of funds, including, without limitation, Loan funds, Borrower’s equity described in Section 6(e) below and all amounts on deposit in the Accounts, and the Renovation Work Holdback Funds and the TI/Commission Holdback Funds, that will be available from time to time to cover all Project Costs.

“Property”: shall mean the Real Property and the Improvements.

“Provided Information”: shall have the meaning ascribed to it in Section 25.

“Rating Agency”: shall mean each of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), and Fitch, Inc., a division of Fitch Ratings Ltd. (“Fitch”) or any other nationally-recognized statistical rating organization to the extent any of the foregoing have been engaged by Lender or its designee in connection with or in anticipation of any Secondary Market Transaction.

“Registration Statement”: shall have the meaning ascribed to it in Section 25(c).

“Renovation Work”: shall have the meaning ascribed to it in the Recitals above.

“Renovation Work Plans”: shall mean the plans and specifications, to the extent applicable, for the Renovation Work, which have been submitted to Lender prior to the date hereof, and approved by Lender, together with all additional plans and specifications developed after the date hereof, provided, that the same are submitted to Lender, and if such additional plans and specifications are approved by Lender, that they shall be deemed to be a part thereof. A list of Renovation Work Plans is attached hereto as Exhibit G.

“Renovation Work Holdback Funds”: shall have the meaning ascribed to it in Section 3(b)(ii)(A)(1).

“Request for Advance”: shall have the meaning ascribed to it in Section 3(b)(ii)(B).

“Restricted Account”: shall have the meaning ascribed to it in the Cash Management Agreement.

“RICO”: shall have the meaning ascribed to it in Section 15(g).

“RICO Related Laws”: shall have the meaning ascribed to it in Section 15(g).

“Sale”: shall mean any sale, conveyance, transfer, lease or assignment, or the entry into any agreement to sell, convey, transfer, lease or assign, whether by law or otherwise, of, on, in or affecting (x) all or part of the Property (including any legal or beneficial direct or indirect interest therein, but other than Leases made to tenants of the Property in Borrower’s ordinary course of business and otherwise in compliance with Section 12(d) hereof), (y) any direct or indirect interest in Borrower (including any profit interest), which causes a change of Control in Borrower, or (z) any direct or indirect interest in Borrower Manager or The Prime Group, Inc. which causes a change of Control in Borrower.

For purposes hereof:

(i) a Sale of an interest in Borrower or Borrower Manager or The Prime Group, Inc. shall be deemed to include:

(A) if Borrower or Borrower Manager or The Prime Group, Inc. or the controlling shareholder of Borrower or Borrower Manager or The Prime Group, Inc. is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than twenty-five percent (25%) of such corporation’s stock shall be vested in a party or parties who are not now stockholders or any change in the Control of such corporation; and

(B) if Borrower, Borrower Manager or The Prime Group, Inc. or controlling shareholder of Borrower or Borrower Manager or The Prime Group, Inc. is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, managing joint venturer, manager or managing member or the transfer of the partnership interest of any general partner, managing partner, manager or general partner or the transfer of the interest of any managing joint venturer, manager or managing member; and

(ii) a change of Control of Borrower or Borrower Manager or The Prime Group, Inc. shall be deemed to have occurred if:

(A) there is any change in the identity of any individual or entity or any group of individuals or entities who Control Borrower or Borrower Manager by virtue of any partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement or any other agreement; and

(B) the change described in clause (A) results in the individual or entity or group of individuals or entities that Control Borrower (and Borrower Manager and The Prime Group, Inc.) to cease to own at least fifty-one percent (51%) of all equity interests (direct or indirect) in Borrower, Borrower Manager and The Prime Group, Inc..

Notwithstanding any other provision in the definition of Sale or any other provision in this Agreement to the contrary, and so long as no Event of Default or event which, with the giving of notice or the passage of time or both, could result in an Event of Default, has occurred and is continuing hereunder or under any of the other Loan Documents, the following transfers shall not be deemed to be a Sale and may be made without the consent of or payment of a fee to Lender, except as is expressly set forth below: (1) the sale, conveyance, transfer or assignment of (or the entry into any agreement to sell, convey, transfer or assign) any membership interest in Borrower, (2) the sale, conveyance, transfer or assignment of (or the entry into any agreement to sell, convey, transfer or assign) any interest in the constituent members (direct or indirect) of Borrower; and (3) the sale of preservation tax credits with respect to the Property pursuant to a master lease structure, provided that such structure and the documents effecting such structure shall be approved by Lender and all sale proceeds received by Borrower resulting from any such sale shall be deposited by Borrower directly into the Master Reserve Account and remain in the Master Reserve Account and not released to Borrower and/or its members until such time as the Renovation Work is Substantially Complete and the Property has achieved a Debt Service Coverage Ratio equal to or greater than 1.2:1.0; provided that in each case of (1), (2) and (3): (x) Lender shall receive not less than fourteen (14) days prior notice of such proposed sale, conveyance, transfer or assignment together with copies of all instruments effecting such sale, conveyance, transfer or assignments and (y) following such sale, conveyance, transfer or assignment, (A) the Borrower Manager must continue to be the manager of Borrower, (B) The Prime Group, Inc. must continue to be the sole member and manager of Borrower Manager and (C) Michael W. Reschke must continue to own, directly or indirectly, at least forty percent (40%) of the equity interests in The Prime Group, Inc.

“Secondary Market Transaction”: shall have the meaning ascribed to it in Section 25(a).

“Securities”: shall have the meaning ascribed to it in Section 25(a).

“Securities Act”: shall have the meaning ascribed to it in Section 25(b).

“SEL”: shall have the meaning ascribed to it in Section 8(a)(vi).

“Servicer” shall mean a servicer selected by Lender to service the Loan, including any “master servicer” or “special servicer” appointed under the terms of any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction.

“Special Purpose Bankruptcy Remote Entity”: shall have the meaning ascribed to it in Section 23.

“Stated Maturity”: shall mean September 1, 2010, subject to Borrower’s option to extend the Stated Maturity date pursuant to Section 4(f) hereof.

“Substantially Complete”: shall mean evidence satisfactory to Lender demonstrating that the following portions of the Renovation Work as set forth in the Project Budget and as shown on the Renovation Work Plans have been completed substantially in accordance with the applicable Renovation Work Plans, and the Improvements as so completed comply with all applicable Laws in all material respects: (a) façade repairs, (b) elevator modernization, and (c) office lobby renovation.

“Survey”: shall have the meaning ascribed to it in Section 6(h).

“Tax”: shall mean any and all present or future taxes, levies, imposts, duties, deductions, filings, charges, withholdings or other fees imposed by any Governmental Authority.

“Tenant Improvements and Commissions” shall mean the tenant improvement and leasing commissions set forth in the Project Budget.

“Term”: shall mean the period beginning on the date of the Note and ending at Actual Maturity, at which time Borrower must pay to Lender the outstanding principal balance of the Loan and all accrued but unpaid interest thereon (including all Base Interest and Interest).

“Terrorism Laws”: shall have the meaning ascribed to it in Section 15(l).

“Third Party Agreement”: shall have the meaning ascribed to it in Section 1.14(a) of the Mortgage.

“TI/Commission Holdback Funds”: shall have the meaning ascribed to it in Section 3(b)(ii)(A)(2).

“Title Insurer”: shall mean Chicago Title Insurance Company or another nationally recognized, creditworthy title insurance company licensed to do business in the state where the Real Property is located and otherwise acceptable to Lender.

“Title Policy”: shall have the meaning ascribed to it in Section 7(a)(i).

“Toxic Mold”: shall have the meaning ascribed to it in Section 15(p).

“Underwriter”: shall have the meaning ascribed to it in Section 25(c).

“Underwriter Group”: shall have the meaning ascribed to it in Section 25(c).

3. The Loan; Disbursement of Loan; Establishment of Accounts.

(a) Loan. On the basis of the covenants, agreements and representations of Borrower contained herein and subject to the terms and conditions hereinafter set forth, Lender shall lend to Borrower and Borrower shall borrow from Lender a sum not to exceed the Loan Amount, the proceeds of which are to be disbursed by Lender in accordance with the provisions of Section 3(b) hereof.

(b) Loan Disbursements. Upon satisfaction of all of the conditions set forth in Section 6 hereof, Borrower hereby directs and authorizes Lender to disburse the Loan funds in the following order of priority, as follows:

(i) Initial Disbursement. Provided that the Title Insurer has issued or irrevocably committed in writing to issue to Lender the Title Policy (defined below), and subject to the satisfaction of the conditions set forth in Section 6 hereof, Lender shall disburse to or for the account of Borrower, or to the persons, firms or corporation entitled thereto the amounts (if approved in writing by Lender) (the “Initial Disbursement”), including the amounts on the Disbursement Schedule necessary to pay all or portions of:

(A) Loan Fee. A sum sufficient to pay in full the unpaid portion of the Loan Fee described in Section 4(c) hereof shall be disbursed by Lender to itself.

(B) Costs and Expenses. A sum sufficient to pay in full all of the costs, charges and expenses incurred by (A) Lender and payable to Lender hereunder, including without limitation, cost and expenses incurred by Lender in connection with (1) the negotiation, execution and recordation of the Loan Documents, (2) the delivery, execution and preparation of the items required to be delivered pursuant to Section 6 hereof, (3) the hiring and retention of any appraiser, engineer or other consultant, including without limitation, performing due diligence, and (4) the making the Loan and the transactions described in the Loan Documents, and (B) Borrower in connection with title charges and premiums, tax and lien service charges, recording fees, escrow fees, real property taxes and assessments, insurance premiums, loan brokerage commissions as and to the extent reflected in the Disbursement Schedule.

(C) Accounts. A sum sufficient to fully fund the Accounts, in the amounts required to be deposited therein pursuant to the Account Agreements, including the amount described in subparagraph (c) below.

(D) the amounts outstanding under the mortgages encumbering the Property; and

(E) other Renovation Work costs and expenses theretofore incurred by Borrower, all of such costs and expenses being described in the Project Budget,

with all disbursements under this paragraph to be made in accordance with the applicable provisions of the Disbursement Schedule.

(ii) Future Advances. The balance of the Loan proceeds that are not being disbursed in the Initial Disbursement shall be advanced to Borrower from time to time upon Borrower’s satisfaction of each of the terms and conditions contained herein, including without limitation, this Section 3(b)(ii). Subject to and upon the terms and conditions set forth herein, Lender agrees to make Advances of the Loan to Borrower from time to time in accordance with the provisions hereof, and Borrower shall accept such Advances in an aggregate amount up to the Loan Amount.

(A) Holdbacks. Disbursement of the remaining Twenty-One Million Eight Hundred Thousand and No/100 Dollars ($21,800,000.00) (the “Holdback Funds”) of the Loan Amount shall be made in accordance with this Section 3(b)(ii) and the other applicable provisions of this Agreement. Lender and Borrower agree that the Holdback Funds shall be allocated as follows:

(1) Thirteen Million Eight Hundred Thousand and No/100 Dollars ($13,800,000.00) for the payment of the Renovation Work (the “Renovation Work Holdback Funds”); and

(2) Eight Million and No/100 Dollars ($8,000,000.00) for the payment of Tenant Improvements and Commissions (the “TI/Commission Holdback Funds”).

(B) Releases of Holdback Funds. Concurrently with the request for Lender’s disbursement of the Holdback Funds, Borrower shall furnish to Lender, separately with respect to each disbursement request, a request for advance, in the form attached hereto as Exhibit H, (“Request for Advance”), duly signed and sworn to with all blanks appropriately filled in, setting forth such details as Lender shall require and as more particularly set forth below with respect to the applicable Reserve Fund. Each Request for Advance and all documentation delivered or required to be delivered with a Request for Advance shall be in form and substance acceptable to Lender.

(1) Releases of Renovation Work Holdback Funds. Subject to the satisfaction of the conditions set forth in Section 3(b)(ii)(C) below and the terms of this Section 3(b)(ii)(B)(1) and as so long as there remains sufficient Renovation Work Holdback Funds available, Lender shall make Advances of the Renovation Work Holdback Funds for the Renovation Work at the Property. Lender shall make disbursements as requested by Borrower on a monthly basis upon delivery by Borrower of a Request for Advance accompanied by copies of a description of the Renovation Work performed, copies of invoices for the amounts requested to be disbursed, and, if required by Lender, lien waivers (or contingent lien waivers contingent only on payment) from parties having the right to lien the Property pursuant to applicable law, and releases from all parties furnishing materials and/or services in connection with the requested payment/disbursement (contingent only on payment). Lender may require an inspection of the Property which is the subject of the disbursement request, at Borrower’s sole cost and expense, prior to making a monthly Advance in order to verify completion of the applicable portion of the Renovation Work. In addition, Lender may require that each Request for Advance, include (a) a detailed breakdown of the applicable percentages of completion and costs of the various phases of the Renovation Work, showing the amounts expended to date for such Renovation Work and the amounts then due and unpaid, an itemized estimate of the amount necessary to complete the Renovation Work in its entirety, and a certification by Borrower and Lender’s Inspector (defined below) that the Renovation Work to the date of such certificate complies with the Renovation Work Plans; and (b) a list of the names and addresses of all materials dealers, laborers and subcontractors with whom written agreements have been made by Borrower and the contractors for the Renovation Work. Throughout the course of the Renovation Work, Lender shall have the right to employ, at Borrower’s sole cost and expense, an inspector or inspectors (collectively, “Lender’s Inspector”) who shall review as agent for Lender the Renovation Work, which Lender’s Inspector shall certify or otherwise indicate to Lender, from time to time, the status of the Renovation Work to date, that such construction complies with the Renovation Work Plans and that the progress of construction is such that the Renovation Work will be Substantially Complete by the Completion Date.

(2) Releases of TI/Commission Holdback Funds. Subject to the satisfaction of the conditions set forth in Section 3(b)(ii)(C) below and the terms of this Section 3(b)(ii)(B)(2) and so long as there remain sufficient TI/Commission Holdback Funds available, Lender shall make Advances of TI/Commission Holdback Funds for Tenant Improvements and Commissions incurred by Borrower pursuant to Leases (as consented to by Lender, to the extent required pursuant to the terms of Section 12(d) of this Agreement). All such Tenant Improvements and Commissions, to the extent not otherwise approved by Lender in connection with Lease approvals, shall be approved by Lender in its discretion as part of the disbursement process hereunder. Lender shall make Advances as requested by Borrower on a monthly basis upon delivery by Borrower of a Request for Advance accompanied by copies of invoices for the amounts requested and, if required by Lender, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment, conditioned only on receipt of payment. Lender may require an inspection of the Property at Borrower’s expense prior to making a monthly disbursement in order to verify completion of the Tenant Improvements for which reimbursement is sought.

(C) Conditions to Advances of Holdback Funds. In addition to any other applicable provisions of this Agreement, each Advance of Holdback Funds is subject to the following conditions:

(1) No Events of Defaults. No Event of Default may exist either as of the date of the Request for Advance or through the date of the disbursement of the applicable Holdback Funds, nor may any event have occurred under the Loan which, after notice or the passage of time or both, would constitute an Event of Default;

(2) Budgeted Expenses. All Requests for Advances shall only be for those items of Expenses set forth in the Project Budget and the Annual Budget, as applicable;

(3) Deficiencies in Project Budget; Project Costs and Project Funds Balancing. As a material condition of the Loan and as a condition precedent to Lender’s Initial Disbursement and all future Advances of Loan proceeds from the Holdback Funds, Borrower shall pay all Project Costs. Lender shall be obligated to disburse proceeds of the Loan only when the Project Costs and the Project Funds are “in balance.” The Project Costs and the Project Funds shall be “in balance” from time to time only so long as Borrower has invested sufficient funds into the payment of the Project Costs so that, in Lender’s reasonable judgment, the undisbursed portion of the Loan, together with all available undisbursed Project Funds, shall be sufficient to cover all Project Costs. The determination as to whether or not the Loan is “in balance” may be made by Lender at any time, including with each Request for Advance. Upon fifteen (15) Business Days’ written notice from Lender that the Loan is not “in balance”, Borrower shall either (x) deposit with Lender, in cash or cash equivalents, the amount that Lender, in its reasonable opinion, deems necessary to put the Project Costs and the Project Funds “in balance” or (y) furnish Lender with paid invoices, bills and receipts indicating that Borrower has paid, from Borrower’s own funds, Project Costs in a sufficient amount to put the Project Costs and Project Funds “in balance.” Any amounts which are deposited with Lender to put the Project Costs and Project Funds “in balance” shall be the next funds disbursed by Lender, subject to the terms and conditions of this Agreement. Interest shall be paid by Lender on such deposited funds. Any failure or refusal by Borrower to comply with the provisions of this Section 3(b)(ii)(C) shall be deemed a material default hereunder.

(4) Limitations on Advances of Project Funds; Modification to Project Budget. All Advances disbursed under this Agreement shall be evidenced by the Note and shall be secured by the Mortgage, and all such Advances shall be disbursed pursuant to the terms of this Agreement, to Borrower or, at Lender’s option, directly to contractors or to such persons as have actually supplied labor, materials or services in connection with or incidental to the Renovation Work and the Tenant Improvements and Commissions, as applicable. Advances shall be made by Lender only to defray costs actually incurred by Borrower. All other Project Funds shall only be used by Borrower to cover Project Costs in the amounts, and for such purposes, as are reflected in the Project Budget. The Project Budget may be modified from time to time with Lender’s written approval, which approval shall not be unreasonably withheld by Lender, except that, to the extent the Project Budget is being modified to reflect an increase in Project Costs, a decrease in Project Funds or a reallocation of Project Costs or Project Funds, then Lender shall have the right to disapprove such modification in its sole and absolute discretion unless, after such modification, the Project Budget shall continue to be “in balance” in accordance with the provisions of Section 3(b)(ii)(C). Notwithstanding the foregoing, Borrower shall have the right to reallocate up to $300,000, in the aggregate, of the TI/Commission Holdback Funds to be used as Renovation Work Holdback Funds upon prior written notice to Lender, which notice shall provide Lender with a reasonably detailed explanation of the need for such reallocation.

(5) Title Endorsement. Lender shall receive an endorsement to its Title Policy insuring that the priority of Lender’s lien has been maintained and increasing the amount of such Title Policy.

(6) Maximum Loan to Value. The unpaid principal balance of the Loan shall not be more than eighty percent (80%) of the as stabilized value of the Property as reasonably determined by Lender.

(7) Costs and Expenses. Borrower shall pay all of Lender’s costs and expenses incurred in connection with each Advance, including, without limitation, outside attorneys’ fees (if any), recording and filing charges, title company charges and the cost of any endorsement(s) to Lender’s title policy.

(8) Not More than Monthly. Advances of Holdback Funds shall be made not more often than monthly.

(9) Interest; Security. Each Advance shall be added the outstanding principal balance of the Note, shall accrue interest at the Base Rate from the date of disbursement and shall be secured by the Mortgage and the other Loan Documents.

(10) Minimum Advances. Advances of Holdback Funds shall be made in an amount of at least $25,000.

(D) Holdback Funds Generally.

(1) No Interest. Borrower shall not be entitled to any earnings or interest on the Holdback Funds.

(2) No Acceptance. No Advance of the Loan by Lender shall be deemed to be an approval of acceptance by Lender or its servicer of any work performed thereon or the materials furnished with respect thereto.

(3) Quality of Work. No Advance or any portion thereof shall be made with respect to defective work or to any contractor that has performed work that is defective and that has not been cured, as confirmed by the report of the Lender’s Inspector, but Lender may disburse all or part of any Advance before the sum shall become due if Lender believes it advisable to do so, and all such Advances or parts thereof shall be deemed to have been made pursuant to this Agreement.

(E) Indemnity. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Holdback Funds or the performance of the obligations for which the Holdback Funds were established unless caused by or resulting from Lender’s gross negligence or willful misconduct. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Holdback Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

(c) Interest Reserve Account.

(i) Amount of Interest Reserve Account. An amount equal to Three Million Five Hundred Thousand Dollars ($3,500,000.00) (the “Interest Reserve Account”).

(ii) Payments from Interest Reserve Account. Subject to the satisfaction of the conditions set forth in Section 6 hereof and the performance of the covenants set forth in Section 12 hereof (any of which such conditions and covenants may be waived by

Lender in its sole discretion) and so long as there remain sufficient funds in the Interest Reserve Account, Lender will therefrom disburse on each Payment Date an amount sufficient to pay the remaining accrued Base Interest then due and payable under the Note, and Borrower hereby expressly requests, authorizes and directs Lender to make such disbursements to pay Borrower’s Base Interest costs in connection with the Loan.

(iii) Depletion of Interest Reserve Account. The amount of any disbursement from the Interest Reserve Account to pay accrued interest shall reduce the balance of the Interest Reserve Account. After the Interest Reserve Account has been fully disbursed, no further undisbursed amounts of the Loan will be disbursed to pay interest accrued on outstanding principal amounts of the Loan. Further, the depletion of the Interest Reserve Account shall not in any manner affect or impair Borrower’s obligation to continue to pay all interest accruing on the Loan.

(iv) Use of Interest Reserve Account. The portion of the Loan allocated for Interest Reserve Account shall not be used or disbursed for any purpose other than payment of Base Interest accrued on the Loan, without Lender’s prior written consent, which may be withheld in Lender’s sole and absolute discretion. Upon the occurrence and during the continuation of an Event of Default, Lender shall be entitled to cause Depository Bank to release all or any portion of the funds in the Interest Reserve Account to Lender and Lender shall have the right to use and apply such funds in the order and manner as Lender may elect, in Lender’s sole discretion.

(d) No Reborrowing. Any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

4. Interest Payments; Default Interest Rate; Loan Fee; Prepayment Fee; Stated Maturity; Extension Option.

(a) Interest. Base Interest each at their stated rates or at their rates as adjusted by the Default Interest Rate, as applicable, shall be payable in the amounts and at the times set forth in the Note.

(b) Default Interest Rate. The Default Interest Rate shall be applied and paid in accordance with the terms set forth in the Note.

(c) Loan Fee. Concurrently with the closing of the Loan, and as a condition precedent thereto, Lender shall disburse to itself from the Loan funds, a non-refundable Loan Fee in the amount of Four Hundred Thirty-Three Thousand Dollars ($433,000), which shall be deemed to have been earned in full by Lender, and is non-refundable, upon the disbursement of all or any portion of the Loan. The parties agree that the Loan Fee is consideration for Lender’s agreement to enter into the Loan, and that such fee constitutes compensation to Lender for the use of Lender’s funds and is not in exchange for services rendered to Borrower.

(d) Prepayment Fee. All amounts due and owing under the Note from time to time may only be prepaid in accordance with the terms of the Note.

(e) Stated Maturity. Subject to the provisions of Section 4(f) below, the outstanding principal balance of the Note and all accrued and unpaid interest thereon shall become due and payable at the Stated Maturity, unless the same is otherwise accelerated in accordance with the provisions hereof or the other Loan Documents.

(f) Extension Option. Borrower shall have the right to extend the Stated Maturity date for a period of twelve (12) months (the “Extension Term”), upon the satisfaction of all of the following terms and conditions (the “Extension Date”):

(i) at least thirty (30) days prior to the Stated Maturity date but not earlier than ninety (90) days prior to the Stated Maturity date, Borrower shall give Lender written notice that Borrower desires to extend the Stated Maturity date for the Extension Term;

(ii) Borrower shall pay the non-refundable Extension Fee and all costs and expenses incurred by Lender in connection with the extension of the Stated Maturity date, including, without limitation, any title fees and reasonable attorneys’ fees and costs;

(iii) there shall be no Event of Default which has not been cured or event which, with the passage of time or giving of notice or both, would result in an Event of Default under this Agreement or any of the other Loan Documents, either on the Stated Maturity date or on the date of Borrower’s notice to Lender requesting extension of the Stated Maturity date;

(iv) The Renovation Work shall have been Substantially Completed;

(v) Borrower shall have executed an extension agreement in form and substance acceptable to Lender evidencing the extension of the Stated Maturity date as provided in this Section 4(f);

(vi) Borrower Manager and Guarantor shall have reaffirmed that their respective obligations under the Loan Documents will continue notwithstanding Borrower’s exercise of the Extension Option;

(vii) Lender shall have received a date down endorsement to its Title Policy indicating no adverse change in the condition of title to the Property;

(viii) On the first day of the Extension Term, the then total outstanding principal amount of the Loan shall not exceed 80% of the “as stablized” value of the Property as determined by a then-current MAI appraisal acceptable to Lender; and

(ix) If required by Lender, Borrower shall deposit into the Interest Reserve Account on or before the first day of the Extension Term an amount equal to the difference between (A) the total aggregate amount of Base Interest payable during the Extension Term pursuant to the Note and (B) the amount of funds in the Interest Reserve Account on the first day of the Extension Term; provided that Lender may reduce such amount, in Lender’s discretion, to reflect the amount, if any, of Net Operating Income that Lender determines may be generated by the Property during the Extension Term.

5. Security for Loan; Guaranty.

(a) Security for Loan. The Loan shall be secured and/or supported by, among other things, the Mortgage, the Cash Management Agreement, the Clearing Account Agreement, the Pledge and Assignment of Reserve Accounts, the Environmental Indemnity, the other Loan Documents, and all of the Accounts, the Guaranty and the Limited Payment Guaranty.

(b) Guaranty. The Loan shall be guaranteed by the Guarantor executing and delivering to Lender the Guaranty on Lender’s form.

(c) Limited Payment Guaranty. The Loan shall be guaranteed by the Guarantor executing and delivering to Lender the Limited Payment Guaranty on Lender’s form.

6. Conditions Precedent to Closing of the Loan. Prior to the recordation of the Mortgage and the closing of the Loan (unless otherwise provided), all of the following conditions shall have been satisfied and/or Borrower shall have furnished to Lender the following, all in form and substance satisfactory to Lender, which consent may be given or withheld in Lender’s sole and absolute discretion:

(a) Loan Documents. Duly executed and, where appropriate, notarized originals of the Loan Documents, each on Lender’s form and otherwise satisfactory to Lender in its sole and absolute discretion, including the following:

(i) this Agreement;

(ii) the Note;

(iii) the Mortgage;

(iv) the Guaranty;

(v) the Limited Payment Guaranty;

(vi) the Environmental Indemnity;

(vii) the Clearing Account Agreement;

(viii) the Cash Management Agreement;

(ix) Consent and Subordination of Property Manager;

(x) Consent and Subordination of Developer;

(xi) Pledge and Assignment of Reserve Accounts:

(A)     the Master Reserve Account; and

(B)     the Interest Reserve Account;

(xii) UCC Financing Statements, both state and local, as appropriate, with respect to items which are, or may be, fixtures, personal property or other collateral, including the collateral as described in:

(A) the Mortgage;

(B) the Pledge and Assignment of Reserve Accounts;

(C) the Cash Management Agreement; and

(D) the Clearing Account Agreement; and

(xiii) Such other agreements by Borrower or the Borrower Manager as may be required by other provisions of this Agreement or as Lender may reasonably require in order to evidence or secure the Loan.

(b) Third Party Agreements:

(i) Copies. Executed copies, certified by the Borrower as being true, correct and complete, of the Management Agreement, the Development Agreement and the other Third Party Agreements;

(ii) Intentionally Deleted.

(iii) Management Subordination Agreement. The Borrower shall cause each of the Manager and Developer, to enter into a subordination agreement with the Lender whereby each of the Manager and Developer:

(A) subordinates its present and future lien rights (including any lien rights such property manager may have pursuant to any statute or law) and those of any party claiming by, through or under it, to the lien of the Mortgage.

(B) consents to the collateral assignment to Lender of the Management Agreement and the Development Agreement, as applicable, and the termination of such agreement without fee or penalty in the event of Lender’s acquisition of the Property, pursuant to foreclosure or transfer in lieu thereof.

(C) subordinates its right to receive its management fee or Development Fee, as applicable, to the payment of amounts due Lender under the Loan Documents.

(iv) Assignments. If requested by Lender, separate collateral assignments of Borrower’s interest in the Third Party Agreements.

(c) Financial Statements. With respect to (i) Borrower and the Property audited financial statements and other financial information, and (ii) Borrower Manager, unaudited financial statements and other financial information, in each case in the form and containing the detail and supporting information required pursuant to Section 11 hereof. The financial statements for the Borrower Manager and the Borrower shall be certified by the Borrower Manager and the Borrower, as applicable. The financial statements for the Property shall be executed by the Borrower.

(d) Insurance Policies. Lender must receive certified copies of all the required insurance policies under Section 8 hereof (or certificates of insurance with respect to such insurance), at least 5 Business Days prior to Closing. Lender may require certified copies, detailed binders, endorsements and/or certificates of insurance as evidence of continuation of coverage for subsequent renewals.

(e) Borrower’s Equity. Borrower shall have delivered evidence acceptable to Lender that Borrower has invested no less than Three Million Five Hundred Thousand Dollars ($3,500,000) of its own funds (which may include preferred equity from its members or third parties) into the Property.

(f) Leases:

(i) Copies. Copies, certified by Borrower as being true, correct and complete of (a) the form lease for the Property, previously approved by Lender and (b) all Leases covering the Property;

(ii) Rent Roll. A current rent roll for the Property listing each tenant leasing space in the Property, the rental rate (including the amount of any security deposits, the commencement date and termination date of each Lease in effect, a list of those tenants whose rent is delinquent, and such other information as Lender may reasonably request from time to time.

(iii) Estoppels. Estoppel certificates on Lender’s form duly executed and acknowledged by the tenants under any or all of the Leases covering at least thirty percent (30%) of the leasable square footage within the Improvements.

(iv) SNDAs. Subordination, nondisturbance and attornment agreements on Lender’s form from the tenants at the Property whose Leases cover the five (5) largest leased spaces at the Property.

(g) Title Insurance Policy. The Title Policy referred to in Section 7(a) hereof.

(h) ALTA Survey. A current ALTA survey of the Property (the “Survey”) prepared by a surveyor or engineer licensed by the appropriate governmental authorities of the jurisdiction in which the Property is located and otherwise acceptable to Lender. The Survey shall be satisfactory to Lender and to the Title Insurer and shall be certified to Lender and the Title Insurer as (a) having been prepared in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by ALTA and NSPS in 2005, (b) containing Table A Items 1, 2, 3, 4, 6, 7(a), 7(b)(1)-(2), 7(c), 8, 9, 10, 11(a), 13, 14, 15 and 16 and (c) meeting the strictest accuracy requirements of an ALTA Survey.

(i) Zoning; Conditional Use Permits and Certificates of Occupancy. A copy of the applicable zoning ordinance and zoning map covering the Property, any conditional use permit(s) affecting the Property and final certificates of occupancy for the Property (or other evidence indicating that the Property may be occupied) the extent available, and such evidence as Lender may require (including the written certification of Borrower’s engineer or any other person satisfactory to Lender) that the zoning of the Property is satisfactory and compatible with the Improvements, the anticipated Renovation Work and that the Property can be operated and maintained in accordance with all zoning laws, other applicable laws and regulations, conditional use permits and other agreements affecting the Property.

(j) Flood Plain Certification. To the extent not provided on the Survey, such evidence as Lender may require (including the written certification of Borrower’s engineer or any other person satisfactory to Lender) that the Property is not located within any flood plain or, if the Property is located within a flood plain, Borrower has obtained and is maintaining in full force and effect a policy or policies of flood insurance pursuant to Section 8 hereof.

(k) Appraisal. An appraisal of the Property in a form and substance satisfactory to Lender (including the assumptions on which it is based), addressed to Lender and prepared by a licensed appraiser acceptable to Lender.

(l) Intentionally Deleted.

(m) Engineering Report. An engineering report covering the construction, structural integrity and functional utility of the Property and the Improvements as well as their compliance with the Americans With Disabilities Act and all other applicable laws, in form and substance satisfactory to Lender and certified to Lender.

(n) Environmental Report. An environmental report covering the Property, certified to Lender and in form and substance satisfactory to Lender, prepared by a professional acceptable to Lender.

(o) Borrower Authority. With respect to Borrower:

(i) Good Standing. A certificate issued by the appropriate agency of the state in which the company was formed dated not more than thirty (30) days prior to the date of this Agreement, certifying that such company is a company duly formed and in good standing under the laws of such state, and if such state is not the Governing Jurisdiction, a certificate issued by the appropriate agency of the Governing Jurisdiction dated not more than thirty (30) days prior to the date of this Agreement certifying that such company is duly authorized to transact business in the Governing Jurisdiction;

(ii) Operating Agreement. A certified copy of such company’s operating agreement and any amendments thereto certified by the Borrower Manager to be true, correct and complete, which agreement shall comply with the provisions of Section 23 below;

(iii) Articles of Organization. A certified copy of such company’s articles of organization, certified by the Borrower Manager to be true, correct and complete;

(iv) Resolutions. A certified copy of resolutions of Borrower’s members, if Borrower is member-managed, or of the Borrower Manager’s President or Vice President, if Borrower is manager-managed or other evidence establishing that the execution of the Loan Documents and consummation of the transactions contemplated thereby have been duly approved. Such resolutions, if any, shall be duly executed by the President or Vice President of Borrower Manager, authorizing Borrower’s execution of the Loan Documents to be executed by Borrower Manager and the consummation of the transactions contemplated thereby; and

(v) Incumbency. A certificate of incumbency, duly executed by the secretary or assistant secretary of The Prime Group, Inc., as manager of the Borrower Manager, certifying the identity, incumbency and specimen signature(s) of the officers of The Prime Group, Inc., who are executing the Loan Documents on behalf of The Prime Group, Inc., as manager of Borrower Manager as manager of Borrower.

With respect to the Borrower Manager:

(vi) Good Standing. A certificate issued by the appropriate agency of the state in which the company was formed dated not more than thirty (30) days prior to the date of this Agreement, certifying that such company is a company duly formed and in good standing under the laws of such state, and if such state is not the Governing Jurisdiction, a certificate issued by the appropriate agency of the Governing Jurisdiction dated not more than thirty (30) days prior to the date of this Agreement certifying that such company is duly authorized to transact business in the Governing Jurisdiction;

(vii) Operating Agreement. A certified copy of such company’s operating agreement and any amendments thereto certified by the manager of the Borrower Manager to be true, correct and complete;

(viii) Articles of Organization. A certified copy of such company’s articles of organization, certified by the manager of the Borrower Manager to be true, correct and complete;

(ix) Resolutions. A certified copy of resolutions of Borrower Manager’s members, if Borrower Manager is member-managed, or of the board of directors of the manager of the Borrower Manager, if Borrower is manager-managed or other evidence establishing that Borrower Manager is authorized to act as manager of Borrower. Any such resolutions shall be duly executed by the President or Vice President of the manager of the Borrower Manager, authorizing Borrower Manager to execute the Loan Documents on behalf of Borrower;

With respect to Prime Group, Inc.:

(x) Good Standing. A certificate issued by the appropriate agency of the state of such corporation’s incorporation dated not more than thirty (30) days prior to the date of this Agreement, certifying that such corporation is a corporation duly organized and in good standing under the laws of such state and, if such state is not the Governing Jurisdiction, a certificate issued by the appropriate agency of the Governing Jurisdiction dated not more than thirty (30) days prior to the date of this Agreement certifying that such corporation is a foreign corporation duly authorized to transact business in the Governing Jurisdiction;

(xi) Articles and By-Laws. A certified copy of such corporation’s articles or certificates of incorporation and by-laws;

(xii) Resolutions. A certified copy of resolutions of such corporation’s board of directors, duly executed by the secretary or assistant secretary of such corporation, authorizing such corporation’s execution of the Loan Documents to be executed by such corporation and the consummation of the transactions contemplated thereby; and

(xiii) Incumbency. A certificate of incumbency, duly executed by the secretary or assistant secretary of such corporation, certifying the identity, incumbency and specimen signature(s) of the officer(s) of such corporation who are executing the Loan Documents on behalf of such corporation.

(p) Legal Opinion. A written legal opinion from Pedersen & Houpt, P.C., which is Borrower’s, Guarantor’s and Borrower Manager’s counsel (which counsel is acceptable to Lender) in form acceptable to Lender and its attorneys, opining as to such matters as Lender may reasonably require, including an opinion regarding: (1) due organization and valid existence; (2) authority; (3) enforceability of the Loan Documents (subject to effects of applicable Insolvency Laws and equitable limitations on the enforcement of creditors’ rights generally); (4) lack of substantive consolidation of Borrower with other entities; (5) the lack of a partnership relationship between Borrower and Lender; (6) choice of law (as applicable); (7) usury; (8) doing business; (9) franchise taxation; (10) perfection of security interest in Accounts (and permitted investments) as well as the collateral pledged under Mortgage; and (11) such other matters as may be reasonably requested by Lender.

(q) Legal Opinion. In addition, if Borrower’s counsel is not authorized to practice law in the Governing Jurisdiction, a written legal opinion from Borrower’s counsel in such Governing Jurisdiction in form and substance acceptable to Lender and its attorneys, opining as to the enforceability of the Loan Documents, the perfection of the security interests described above and such other matters as Lender may reasonably require.

(r) UCC and Lien Searches. Full uniform commercial code, federal and state tax lien, bankruptcy, judgment and pending litigation searches, performed by a search company and in jurisdictions satisfactory to Lender, with respect to the Borrower and Guarantor and disclosing no matters objectionable to Lender.

(s) Intentionally Deleted.

(t) Environmental Disclosure. In accordance with all applicable laws, including the laws of the Governing Jurisdiction, Borrower shall provide a true, correct and complete copy of any disclosure document or other instrument required by any such law relating to environmental matters, Hazardous Substances or otherwise required in connection with the making of the Loan or the recording of the Mortgage.

(u) Building Permits. The building permit(s) and any other permits, licenses and approvals (collectively, the “Permits”) which may be required by the Governmental Authorities, in form and substance satisfactory to Lender. In the event Borrower is unable to obtain and deliver to Lender all of such Permits, Borrower shall, prior to the closing of the Loan, deliver to Lender such evidence as Lender may require that such Permits are or will be available to Borrower.

(v) Conditional Use Permits. Evidence satisfactory to Lender that all conditions under any conditional use permit relating to the Improvements have been satisfied.

(w) Renovation Work Plans; Architect’s Agreement. If available, a copy of the Renovation Work Plans, and, if required by Lender, a copy of the architect’s agreement.

(x) Construction Contracts. A copy of each subcontract previously entered into by Borrower or by the applicable contractor, as the case may be, having a contract price exceeding $150,000.

(y) Interest Rate Cap Agreement. An Interest Rate Cap Agreement (together with the confirmation and schedules relating thereto) in a form and substance satisfactory to Lender between Borrower and a counterparty acceptable to Lender.

(z) Additional Matters. The Borrower shall have delivered to Lender such other or additional documents, instruments, information or items as the Lender may request prior to the disbursing of the Loan.

7. Title Insurance; Renovation Work.

(a) Title Insurance.

(i) Concurrently with the closing of the Loan, Borrower shall deliver or cause to be delivered to Lender an ALTA Loan Policy of Title Insurance (unmodified October 17, 1970 Form) with extended coverage (the “Title Policy”) issued by the Title Insurer, with a liability limit equal to not less than the Loan Amount, and with coverage and in form satisfactory to Lender, insuring Lender’s interest under the Mortgage as a valid first lien on the Property, together with such reinsurance (with direct access to the reinsurers thereunder) or coinsurance agreements and such endorsements to the Title Policy as Lender may require. The Title Policy shall not be subject to any exceptions of any kind whatsoever other than the matters approved by Lender in writing. Any easements benefiting the Real Property shall be additional insured parcels under the Title Policy. Moreover, to the extent available in the Governing Jurisdiction, the Title Policy shall contain the following endorsements, each in form and substance satisfactory to Lender: (i) comprehensive endorsement No. 1, (ii) zoning 3.1, (iii) usury, (iv) tax parcel endorsement, (v) doing business, (vi) restriction endorsement (if applicable), (vii) contiguity endorsement (if applicable), (viii) survey (both location and access), (ix) interest on interest endorsement, and (x) such other endorsements deemed necessary by Lender

(ii) Continuation and Date-Down Endorsements. After recordation of the Mortgage and as a condition precedent to each Advance under Section 3(b)(ii) above, Borrower shall, at its own cost and expense, deliver or cause to be delivered to Lender from time to time such continuation and date-down endorsements to be attached to the Title Policy, in form and substance satisfactory to Lender, as Lender deems necessary to insure the lien priority of the Mortgage as set forth in Section 7(a) hereof, as of the date of and including the amount covered by each such Advance, and Borrower agrees to furnish to the Title Insurer such surveys and other information as are required by Lender or the Title Insurer to enable the Title Insurer to issue such endorsements to Lender.

(b) Renovation Work.

(i) Commencement and Completion. Once the Renovation Work is commenced by Borrower, Borrower shall cause the Renovation Work to be prosecuted to completion with due diligence and in good faith, and without delay, so that the Renovation Work is Substantially Complete not later than the Completion Date. Borrower shall secure or cause to be secured the issuance of permanent certificates of occupancy or other permits, if available, required by the requisite Governmental Authorities having or exercising jurisdiction over the use and occupancy of the Renovation Work. Borrower shall cause the Renovation Work to be constructed in a good and workmanlike manner in accordance with the Renovation Work Plans, and in all respects in compliance with all applicable Laws, rules, permits, requirements and regulations of any Governmental Authorities, and Borrower will not cause, permit or allow any material deviations from the Renovation Work without the prior written consent of Lender thereto. Upon written demand from Lender, Borrower shall, at Borrower’s sole cost and expense, correct or cause to be corrected any material defect in the Improvements or any material departures from the Renovation Work not theretofore approved in writing by Lender, and it is expressly understood and agreed that the advancement by Lender of any Loan proceeds shall not constitute a waiver of Lender’s right to require compliance with this covenant with respect to any such material defects or material departures from the Renovation Work not theretofore discovered by or called to the attention of Lender.

(ii) Change Orders. Borrower shall not permit any material amendments or modifications of the Renovation Work if such amendments and modifications (a) would involve a structural, square footage or material design change, or (b) would cause the Project Costs not to be “in balance” with Project Funds. Borrower shall not enter into any construction contracts for the construction of the Improvements, or modify any construction contract now or hereafter existing, unless Borrower first provides Lender with a copy of such construction contract, amendment or modification, as applicable, and such contract or amendment and modification, as applicable, does not cause the Project Costs to exceed the Project Funds. Regardless of whether Lender’s consent to any such amendment or modification is required hereunder, Borrower shall deposit with Lender, promptly upon Borrower’s receipt of a written request from Lender, cash or current funds in an amount equal to any increase in the contract price resulting from such amendment or modification which would cause the Project Costs not to be “in balance” with Project Funds; such funds shall be deposited and disbursed by Lender in accordance with Section 3 hereof and the Disbursement Schedule.

(iii) Additional Conditions Precedent. No work of any character shall be commenced nor shall any materials be delivered to the Property (except for the work already commenced or the materials already delivered) unless and until (a) the Title Policy has been received by Lender, or the Title Insurer has unconditionally committed to issue the same, without limitation by the Title Insurer of any liability thereunder by reason of any such work or delivery of materials, (b) valid Building Permits have been issued by the appropriate Governmental Authorities, to the extent required, and (c) Borrower or its contractors shall have obtained all licenses, permits, consents and approvals of all applicable Governmental Authorities relating to the authorization of Borrower or Borrower’s contractors, as the case may be, to function as a general construction contractor.

8. Insurance.

(a) Insurance Requirements. During the term of the Loan, Borrower shall, at its sole cost and expense, obtain and maintain, without interruption, not less than the following minimum insurance coverage for the Property:

(i) Property Insurance. The Property shall be insured for the benefit of Lender on a Full Replacement Cost basis, (defined as the cost of replacing the Improvements on such property, together with appurtenances and betterments in compliance with the prevailing building codes, without deduction for physical depreciation thereof, at the time of replacement of property, following a loss) or such other limits as may be approved by Lender, based on insurable values, for each property securing the Loan. The policy will not be subject to coinsurance. Borrower will not make a decision not to replace the Improvements, unless upon written consent of Lender. Full Replacement Cost shall be determined by an appraisal at Borrower’s sole expense, by an insurance company, appraiser, appraisal company, or any other entity or method selected by Borrower and approved by Lender. The value so determined shall be binding and conclusive upon the parties hereto. The Property shall be insured on an All Risk basis. If determined necessary by Lender, Borrower will also maintain coverage for flood, earthquake, windstorm, sections (v) and (vi) notwithstanding. The policy shall be endorsed to provide ordinance and law coverage with limits approved by Lender if the Property is determined to be legal nonconforming.

(ii) Rent Loss/Business Interruption. Borrower shall maintain rent loss or business interruption insurance in an amount not less than eighteen (18) months’ projected gross income from the Property, plus a six (6) month extended period of indemnity.

(iii) Boiler and Machinery. If applicable, Borrower shall maintain boiler and machinery insurance covering physical damage to the Property and to the major components of any central heating, air conditioning or ventilation systems, and such other equipment as Lender may require. The policy shall include coverage for business interruption due to mechanical equipment malfunctions, including expediting and extra expense, in an amount usual and customary for similar risks, or as determined by Lender.

(iv) Builder’s Risk. The coverage may be provided as an extension to the property policy in force (as required in subparagraph (i) above), if the requirements herein are satisfied.

(v) Flood. If at any time the Property is in an area that has been identified by the Federal Insurance Administration, HUD or FEMA as having special flood and/or mudslide hazards, and in which the sale of flood insurance has been made available under the National Flood Insurance Act of 1968, Borrower shall purchase and maintain a flood insurance policy satisfactory to Lender. In the event that the Property is in an area identified as subject to flood and/or mudslide hazards, Borrower shall deliver to Lender on or prior to the Closing and thereafter upon request, a certificate or letter in a form satisfactory to Lender stating that the Property is insured for losses arising out of these perils.

(vi) Earthquake. If the Property is in an area identified by any governmental, engineering or any hazard underwriting agencies as being subject to the peril of earthquake, with a probable maximum loss (“PML”) based on the “Scenario Expected Loss” (“SEL”) for a 475year return period per ASTM E 202699 (Reference 1) of between 15% and 20%, Borrower must have earthquake insurance equal to 50% of the replacement cost of the Property. Lender shall not be obligated to make any loans on properties with a PML exceeding 20%, but if Lender does agree to make such a loan, earthquake insurance for the full replacement cost of the Property shall be required.

(vii) Windstorm Insurance. Borrower shall maintain windstorm insurance in amounts and in a form and substance satisfactory to Lender, which shall not provide for a deductible greater than two percent (2%) of the Full Replacement Cost of the Property, subject to a $250,000 minimum deductible.

(viii) Liability Insurance. The following liability insurance:

(A) Comprehensive General Liability. Comprehensive commercial liability insurance on the broadest forms available for similar risks, written on an “occurrence policy form,” against all claims for bodily injury, disease or death, property damage, personal injury and contractual liability in an amount not less than $2,000,000.00 in the aggregate and $1,000,000 per occurrence plus a $25,000,000 umbrella excess policy, or at Lender’s discretion, such other limits as may reasonably be determined to be usual and customary for similar use and occupancy in the area. If liability coverage for the Property is included under Borrower’s blanket policy, then such coverage shall include a per location aggregate. The policy shall be endorsed to include Lender as an additional insured subject to the benefits stipulated under subsection (f)(iv) hereof.

(B) Contractors. Borrower shall require general contractors and subcontractors engaged on the Property to maintain commercial liability insurance, with extension to cover products or completed operations, with limits of not less than $1,000,000.00 per occurrence. The general contractors and the subcontractors will have Borrower and Lender included on their insurance required herein as additional insureds.

(C) Vendors. Borrower will require vendors who will operate independently, or perform services for Borrower on the Property, to maintain commercial general liability coverage (including products or completed operations) with limits of not less than $1,000,000.00 per occurrence.

(ix) Workers’ Compensation and Employers’ Liability. Borrower shall maintain for all its employees, and will cause any of its agents, contractors, subcontractors and vendors to maintain similar insurance for all their respective employees, to the fullest extent required under the laws of the state or country in which the Property is located.

(x) Terrorism. The commercial property, liability and business income required above shall cover perils of terrorism and acts of terrorism (whether caused by a foreign or domestic source) consistent with the requirements described above at all times during the term of the Loan.

(xi) Other Insurance. The types and limits of coverage stipulated herein are the minimum requirements. Lender retains the right to make any changes it deems necessary. Borrower shall also maintain all insurance, surety and fidelity bonds that Borrower is required to maintain as landlord under tenants’ leases, if any. Borrower may also maintain any other insurance and bonds, even if not specifically required herein, in amounts, and for such periods that are deemed to be prudent, or are customarily maintained by persons or entities operating properties of like kind, construction and occupancy in the locality of the Property, or as Lender may from time to time require and approve. Compliance with insurance requirements will not in itself be construed to be limitation of Borrower’s liability.

(b) Automatic Reinstatement. If any policies are subject to exhaustion of limits, Borrower will exercise effort to have such policies include warranties of the right to reinstate coverage and policy limits of not less than the amount specified in Section 8(a)(vii), if any. Lender shall reasonably determine whether such blanket policies provide sufficient limits of insurance.

(c) Other Requirements With Respect to Insurance. The following provisions shall apply with respect to the insurance coverage required in Section 8(a) above:

(i) Insurance Companies. All insurance required herein shall be issued by insurance companies selected by Borrower, but subject to approval by Lender, which approval shall not be unreasonably withheld. The insurers must be of recognized good standing, with a rating of at least an “A” by Standard and Poors, and must be authorized to do business in the state in which the Property is located. Coverage under blanket policies may be extended by endorsements provided the insurers meet the requirements stipulated herein. Each policy shall not have more than a $25,000.00 deductible for any occurrence without Lender’s approval, except for mandatory deductibles where required under local regulations, or when required by insurers for specific catastrophic perils.

(ii) Evidence of Insurance. Each of the policies required herein will specify the Property as an insured location. Borrower shall deliver to Lender, at least 5 Business Days prior to the Loan closing, certified copies of certificates of insurance evidencing that the required coverage is in force, and thereafter at least 30 days before the expiration date of each such policy, Borrower shall deliver to Lender certified copies of the policies or certificates in form and content satisfactory to Lender. These certificates must provide that the insurance in force is not contributory, participating with, nor excess over any other insurance, unless such other insurance is part of and applicable to the same risk, with the knowledge of, and consent of Lender. Upon request by Lender, Borrower shall produce receipts evidencing payment of the current premiums.

(iii) Certificates of Insurance. Whenever a certificate of insurance is issued, it must, at the minimum:

(A) indicate Borrower as the named insured;

(B) indicate the required limits of insurance for property and liability;

(C) indicate the Property as a covered location;

(D) specify Lender as a “mortgagee” or “loss payee,” and additional insured;

(E) show Lender as the “Certificate Holder”;

(F) indicate policy numbers and policy terms;

(G) identify insurance companies for each type of coverage; and

(H) bear an authorized signature.

(iv) Mortgagee and Loss Payee Clause. The Property insurance shall have attached thereto a standard noncontributing, nonreporting mortgagee clause or its equivalent satisfactory to, and naming Lender, as First Mortgagee, entitled to collect directly from the insurers the proceeds payable under such insurance, as its interest may appear, and stipulating that this entitlement will in no way be adversely affected by any act, error or omission of Borrower which may void any or all coverage provided.

(v) Waiver of Subrogation. The Property policies will contain a standard waiver of subrogation provision.

(vi) Intentionally Deleted.

(vii) Cancellation. Borrower shall immediately notify Lender of any cancellation of, nonrenewal, or such material change as may adversely affect any insurance policy or coverage in force. Each policy shall contain a provision obligating the insurer to send at least 30 days prior written notice to Lender notifying Lender of the intent to cancel or make such change, and that any loss otherwise payable to Lender thereunder shall be paid notwithstanding any act or negligence of Lender or Borrower which might, absent of such provision, result in a forfeiture of all or part of such insurance payment.

(viii) Separate Insurance. Borrower shall not purchase separate insurance concurrent in form or contributing in the event of loss, with the insurance required hereunder, without Lender’s prior written consent.

(ix) Contravention of Insurance. Borrower will not intentionally do, allow or permit anything to be done on or about the property that will affect, impair or contravene any policies of insurance that may be in force for the Property, or any part thereof, or the use thereof, against damage or destruction by fire, public liability, or any other cause of loss. Further, Borrower at its sole cost and expense, will comply and cause compliance of the Property and the operations, maintenance and use thereof with all insurance requirements, whether or not compliance therewith shall require structural changes in or interfere with the use and enjoyment of the Property, or any part thereof.

(x) Payment of Premium. Borrower shall be solely responsible for, and promptly pay when due, any and all premiums for all such insurance. Should Borrower fail to effect, maintain or renew any of the insurance as stipulated in this Agreement, or fail to pay the premiums thereof, or fail to deliver to Lender any evidence of such insurance, then, after any notice required hereunder and the continued failure to pay, Lender, at its option but without the obligation to do so, may procure such insurance. Any sums expended by Lender to procure such insurance shall be payable by Borrower on demand, and with interest; however, it is expressly understood that procurement by Lender of any such insurance shall not be deemed to waive or release the default of Borrower, or the right of Lender, at its option, to exercise the remedies set forth in the Mortgage upon the occurrence of and Event of Default under the Loan Documents. Should Borrower fail to repay any such sums expended by Lender, Lender may add such sums to the outstanding Loan balance. Lender shall not be responsible for obtaining or maintaining any insurance required under the provisions of Section 8(a) , and shall not, by reason of accepting, rejecting, approving or obtaining any such insurance, incur any liability for the existence, nonexistence of, or insufficient coverage; or from legal liability arising therefrom.

(xi) Sale under the Mortgage. In the event of a sale of all or part of the Property pursuant to the provisions of the Mortgage, or if the title to any or all of the Property is transferred in extinguishment of the indebtedness evidenced by the Note, Lender shall succeed to all the rights and interest of Borrower, including any right of Borrower to unearned premiums, in and to all such policies of insurance.

(xii) Notice of Transfer or Loss. Upon a change in ownership or use or occupancy of the Property, Borrower shall immediately notify, in writing, Lender, and all other parties insured under the policies herein, provided that nothing herein shall be construed to permit such change in ownership if otherwise prohibited under the provisions hereof. If a loss (defined herein for the purpose of this subsection to mean any act or occurrence of any kind or nature, whether or not insured, which results in damage, loss or destruction to any or all of the Property or any interest therein) occurs, Borrower will likewise give immediate written notice to Lender of the loss, and Lender may, but is not obligated to, make proof of such loss if not made promptly by Borrower. With the exception of Workers’ Compensation, all policies of the insurance required herein will allow, but not obligate, Lender to participate in the adjustment and settlement process of all claims expected to exceed $300,000.00.

(xiii) Leases. Borrower will require on all leases signed after the date hereof that each of its tenant’s property insurance policy provide a standard waiver of subrogation; and each policy shall include Lender as an additional insured.

(d) Insurance Review. At Lender’s option, but not more often than annually, Borrower shall provide Lender with a report from an independent insurance consultant of regional or national prominence, acceptable to Lender, certifying that Borrower’s insurance is in compliance with this Section 8.

(e) Notice of Casualty. Borrower shall give to Lender immediate notice of any loss occurring on or with respect to the Property.

(f) Settlement of Claim. In case of loss covered by any of such policies, Lender is authorized to adjust, collect and compromise, in its discretion, all claims thereunder. In the event of any adjustment, collection and compromise by Lender, Borrower covenants to sign upon demand, or, in the event of Borrower’s failure to do so within five (5) Business Days after notice, Lender may sign or endorse, on Borrower’s behalf, all necessary proofs of loss, receipts, releases and other papers required by the insurance companies to be signed by Borrower. Borrower hereby irrevocably appoints Lender as its attorney-in-fact for the purposes set forth in the preceding sentence. Lender may deduct from such insurance proceeds any expenses incurred by Lender in the collection and settlement thereof, including reasonable attorneys’ and adjustors’ fees and charges. Notwithstanding any provision herein to the contrary, Borrower shall be permitted to settle any claim which does not exceed $300,000.00. In such case, Borrower shall promptly advise Lender of the status of such settlement and shall use the proceeds from such settlement in accordance with this Agreement.

Nothing contained in this Agreement shall create any responsibility or obligation on the Lender to collect any amounts owing on any insurance policy, to rebuild or replace any damaged or destroyed Property or to perform any other act hereunder. The Lender shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and the Borrower hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

(g) Application of Insurance Proceeds. Any insurance proceeds received by Borrower under any of such policies shall be delivered to Lender and applied, at the option of the Lender (but subject to the next paragraph), toward prepayment or reimbursement of the Indebtedness and any other amounts evidenced or secured by the Loan Documents, or to the rebuilding or repairing of the Property so damaged or destroyed, as the Lender in its sole and unreviewable discretion may elect. Lender’s election to apply such insurance proceeds to the Loan and other amounts evidenced or secured by the Loan Documents shall not relieve the Borrower of the duty to rebuild or repair.

Notwithstanding the foregoing, the Lender shall consent to the application of any proceeds of said insurance to the restoration of the Property so damaged if and only if Borrower fulfills all of the following conditions not waived in writing by Lender:

(i) that no Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, has occurred and is continuing under this Agreement or any of the Loan Documents;

(ii) the insurance proceeds shall be sufficient to fully restore and rebuild the Property free and clear of all liens except the lien of the Mortgage and the Permitted Exceptions, or in the event that such proceeds are in Lender’s sole judgment insufficient to restore and rebuild the Property, then Borrower shall deposit upon demand the shortfall with Lender or in an account approved by Lender;

(iii) any and all monies which are made available for restoration and rebuilding hereunder shall be disbursed substantially in accordance with the disbursement procedures for advances under this Agreement including, if requested by Lender, monthly lien waivers and title insurance date-downs, or in any other manner approved by Lender;

(iv) construction and completion of restoration and rebuilding of the Property can, in Lender’s judgment be completed within the earlier of (A) two (2) months prior to Stated Maturity and (B) twelve (12) months after insurance proceeds become available;

(v) for any restorations involving structural components or where the cost of restoration exceeds $300,000.00, construction and completion of restoration and rebuilding of the Property is completed in accordance with plans, specifications and drawings submitted to and approved by Lender, which plans, specifications and drawings shall not be modified, changed or revised without the Lender’s prior written consent, which approval shall not be unreasonably withheld or delayed and shall be in conformity with all governmental regulation, including building, zoning, land use and environmental regulations; and

(vi) Lender shall also have approved all general or prime contractors and all subcontractors, and the general contract or contracts the Borrower proposes to enter into with respect to the restoration and rebuilding, which approval shall not be unreasonably withheld or delayed.

9. Eminent Domain.

(a) Notice of Condemnation. Borrower shall give to Lender immediate notice of any taking of any portion of Property or the institution of any proceedings the effect of which is to achieve a taking of any portion of any Property by condemnation.

(b) Settlement of Claim. In case the Property, or any part or interest in any thereof, is taken by condemnation, the Lender is hereby empowered to collect and receive all compensation and awards of any kind whatsoever (referred to collectively herein as “Condemnation Awards”) which may be paid for any property taken or for damages to any property not taken (all of which the Borrower hereby assigns to the Lender). In the event of any adjustment, collection and compromise by Lender, Borrower covenants to sign upon demand, or, if Borrower fails to do so within five (5) Business Days after request to do so, Lender may sign or endorse on Borrower’s behalf, all necessary proofs of loss, receipts, releases and other papers required by the condemning authority to be signed by Borrower. Borrower hereby irrevocably appoints Lender as its attorney-in-fact for the purposes set forth in this Section 9. Lender may deduct from any Condemnation Awards, any expenses incurred by Lender in the collection and settlement thereof, including attorneys’ and adjusters’ fees and charges.

(c) Application of Condemnation Awards. All Condemnation Awards so received shall be delivered to Lender forthwith and applied by the Lender, as it may elect in its sole and unreviewable discretion, to the payment or reimbursement of the Loan or the other amounts evidenced or secured by the Loan Documents, or to the repair and restoration of any property not so taken or damaged. No election made by the Lender under this Section 9 shall relieve the Borrower of the duty to repair and restore.

(d) Condemnation Awards Available for Restoration. Notwithstanding any provision herein to the contrary, Condemnation Awards shall be available for restoration as provided in and in accordance with the conditions in Section 8(g).

(e) No Lender Obligation. Nothing contained in this Agreement shall create any responsibility or obligation of Lender to collect any amounts owing on account of any such condemnation or proceedings relating to the Property, to rebuild or replace any damaged or destroyed property or to perform any other act hereunder.

10. Rights Of Access and Inspection. Borrower grants Lender, its agents and representatives the right to enter and visit the Property at any reasonable time for the purposes of observing it, performing appraisals, inspecting the Property, taking soil or groundwater samples, and conducting tests, among other things, to investigate for the presence of Hazardous Substances. If Lender, in its judgment, determines that any work or materials are not in conformity with the Renovation Work Plans, as the same were theretofore approved in writing by Lender, or with any applicable laws, regulations, permits, requirements or rules of any Governmental Authorities, or are not otherwise in conformity with sound building practice, Lender shall notify Borrower and Borrower shall respond within five (5) Business Days after such notice regarding its remediation plan. Without limiting the foregoing, Borrower expressly grants Lender the rights of inspection prior to, or as a part of, any proceeding to exercise its rights under the Mortgage or in any other way enforce its rights and remedies under the Loan Documents. Borrower shall also allow Lender access to the Property in order to examine, copy and audit its books and records including any audit performed pursuant to Section 11(e) hereof. Lender is under no duty to visit or observe the Property, or to examine any books or records. Any site visit, observation or examination by Lender shall be solely for the purpose of protecting Lender’s security and preserving Lender’s rights under the Loan Documents and is not to be construed as a representation by Lender that there has been compliance with the Renovation Work Plans or that the Improvements will be free of faulty material or workmanship. Neither Borrower nor any other party is entitled to rely on any site visit, observation or testing by Lender, its agents or representatives. Lender owes no duty of care to protect Borrower or any other party against, or to inform Borrower or any other party of, any adverse condition affecting the Property, including any defects in the design or construction of any improvements on the Property or the presence of any Hazardous Substances on the Property. So long as no Event of

Default has occurred and is continuing, Lender shall give Borrower reasonable prior notice of its intent to enter the Property. Lender shall exercise reasonable efforts to avoid interfering with Borrower’s or any tenant’s use of the Property in connection with the activities permitted under this Section 10.

11. Financial Reports, Property Reports and Annual Budget.

(a) Annual Financial Reports. Within sixty (60) days after the end of each Loan Year, Borrower, its Borrower Manager and The Prime Group, Inc. shall deliver to Lender copies of their annual financial statements (which shall be unaudited; except that Borrower shall deliver audited annual financial statements with respect to Borrower only within seventy-five (75) days after the end of each Loan Year) which shall include comparative balance sheets, income statements, cash flow statements (sources and application of funds), statements of changes in financial position for such Loan Year. In addition, for Borrower, such statement shall also include a calculation of the Gross Receipts and Expenses for the immediately preceding Loan Year. Each such annual report shall (i) be in a form reasonably satisfactory to Lender, (ii) be prepared on an accrual basis, in accordance with generally accepted accounting principles consistently applied, (iii) with respect to Borrower only, be audited by independent certified public accountants satisfactory to Lender, and (iv) otherwise comply with the reporting requirements of Lender.

(b) Monthly Reports. Within thirty (30) days after the end of each calendar month, Borrower will provide the following reports in format acceptable to Lender, provided that such reports shall be delivered within twenty (20) days after the end of each calendar quarter.

(i) Income Statement. An income statement which provides both actual and budgeted results for the prior month and year-to-date, which statement identifies Gross Receipts and Expenses for the immediately preceding month, each broken out for each type of utilization of the Property such as commercial, office, residential and parking (if applicable).

(ii) Sources and Uses. A statement of sources and uses of Gross Receipts.

(iii) Balance Sheet. A balance sheet.

(iv) Supporting Balance Sheet Schedules. Supporting balance sheet schedules on the following topics:

(A) Aged Accounts Receivable. Aged accounts receivable in intervals of 30/60/90 and 90+ days. Such information shall be prepared for both the commercial and residential operations of the Property (if applicable).

(B) Aged Accounts Payables. Aged accounts payables in the same intervals as presented for receivables. Notwithstanding the foregoing, no aged accounts payable shall be scheduled for payables thirty (30) days old or less.

(C) Bank Statements. To the extent not provided by the Depository Bank, monthly bank statements for each of the Accounts.

(D) Other Information. Other documentation for balance sheet accounts as are usual and customary, as may be requested by Lender.

(v) Rent Roll. A rent roll for the Property listing each tenant leasing space in the Property, the rental rate, the total rent received by Borrower, the commencement date and termination date of each Lease in effect; a schedule of security deposits; and such other information as Lender may reasonably request from time to time. If applicable, the rent roll shall be broken out for each type of utilization of the Property such as commercial, office and residential, if applicable.

(vi) Security Deposits. In addition to the bank statements required under Section 11(b)(iv)(C) above, a statement, certified as true, correct and complete, showing for each individual Lease and also in the aggregate for all Leases, the amount of security deposits currently held, and any receipts or disbursements of such security deposits occurring since the date of the prior month’s statement.

(vii) Management Information Narrative. A management information narrative certified by Borrower which contains the following elements:

(A) Monthly and Year-to-Date Variances. A brief discussion of material monthly or year-to-date variances incurred versus the Annual Budget (defined below).

(B) Material Operating Items. Comments on material operating items such as major pass-through receivables, tax appeals or capital expenditures.

(C) Leasing Status Report. A leasing status report in the form and with detail reasonably satisfactory to Lender.

(c) Preparation and Certification. All of the financial statements and reports set forth in this Section 11 shall be prepared in accordance with generally accepted accounting principles consistently applied and be certified by Borrower’s and each Guarantor’s, if any, chief financial officer.

(d) Annual Budget. The “Annual Budget” for any period, shall mean the budget submitted to and approved by Lender for such period. The Annual Budget shall set forth, in sufficient detail, Borrower’s projection of Gross Receipts and Expenses for such period. Each Annual Budget shall be for a calendar year except that the Annual Budget for the year in which this Loan originates or terminates, shall only cover the periods after origination or prior to termination, as applicable. The Annual Budget for January 1, 2007 through and including December 31, 2007 is set forth on Exhibit C attached hereto and made a part hereof. Borrower shall submit to Lender, for Lender’s review and approval, a proposed Property budget for each Loan Year, not later than thirty (30) days prior to the commencement of such Loan Year. If Lender has not approved an Annual Budget within thirty (30) days of a request therefor, Borrower shall continue to operate the Property in accordance with the prior year’s Annual

Budget until the new proposed Annual Budge is approved. Borrower shall attach to each Annual Budget any supporting schedules requested by Lender, including schedules stating the Gross Receipts from commercial tenants on a tenant-by-tenant basis.

(e) Right to Audit. Within one hundred eighty (180) days after receipt of the financial statements for a particular Loan Year satisfying the requirements of Section 11(a), Lender may notify Borrower in writing that Lender disputes any computation or item contained in any portion of such statement. In the event Lender shall so notify Borrower, the parties shall meet in good faith to resolve such disputed items. If the parties are unable to resolve such disputed items between themselves within ten (10) days, then the items shall be submitted to arbitration, which arbitration shall be performed by an independent certified public accountant selected by Lender and reasonably satisfactory to Borrower. The determination of such arbitrator shall be final. The fees of such arbitrator shall be paid by Borrower and if and only if the arbitrator determines that the results in the corrected financial statements differ by at least three percent (3%) in an adverse manner from the financial statements initially presented. If Lender does not so notify Borrower of a dispute in the manner and within the time period set forth in this Section 11(e), then such statements shall be deemed acceptable to Lender.

12. General Covenants of Borrower. Until the full and final payment of the Loan, unless Lender waives compliance in writing, Borrower hereby covenants and agrees as follows:

(a) Operation and Maintenance of Property. In addition to the terms, conditions and provisions set forth in the other Loan Documents:

(i) Record Keeping. Borrower shall keep and maintain full and accurate accounts and records of Borrower’s operations according to generally accepted accounting principles consistently applied and in sufficient detail to accurately calculate Gross Receipts, and Expenses. Borrower shall keep all such accounts and records at the Property or at its address set forth in Section 20(a) hereof.

(ii) Payment of Lawful Claims. Borrower shall pay or discharge all lawful claims, including taxes, assessments and governmental charges or levies imposed upon Borrower or its income or profits or upon any property belonging to Borrower prior to the date upon which penalties attach thereto. Without limiting the generality of the foregoing, Borrower shall pay (a) all taxes and recording expenses, including stamp taxes, if any, relating to the Mortgage and any other documents and instruments securing the Loan, (b) the fees and commissions (if any) lawfully due to brokers in connection with this transaction and hold Lender harmless from all such claims, whether or not lawfully due, and (c) the reasonable fees and expenses of Lender’s counsel relating to Lender’s consultation with such counsel in connection with the Loan, the negotiation, documentation and closing of the Loan, and any subsequent modifications of the Loan.

(iii) No Amendments. Borrower shall not, without Lender’s prior written consent, enter into any material amendments or modifications of (a) the insurance policies required by Section 8 hereof, except that Borrower shall be entitled to modify its insurance policies provided that Borrower continues to comply with the insurance provisions set forth in Section 8 herein, (b) if Borrower or its Borrower Manager or The Prime Group, Inc. is a corporation, the Borrower’s and its Borrower Manager’s or The Prime Group, Inc.’s by-laws and articles of incorporation, (c) if Borrower or its Borrower Manager is a limited liability company, such entity’s operating agreement or articles of organization, or (d) the Third Party Agreements. In addition, Guarantor(s), if any, shall not amend or modify Guarantor’s by-laws or articles of incorporation, or its operating agreement or articles of organization, as applicable.

(iv) No Separate Insurance. Borrower shall not obtain any separate insurance whatsoever which is concurrent in form or contributing in the event of loss with that required under Section 8 hereof or under the Mortgage without first obtaining Lender’s prior written consent thereto, which such consent shall be exercised in Lender’s sole and absolute discretion.

(v) Maintenance and Repair of Property. Borrower shall (a) maintain the Property, including the parking and landscaping portions thereof, if any, in good condition and repair, (b) promptly make all necessary structural and non-structural repairs to the Property, and (c) not demolish, alter, remove or add to any Improvements, excepting (1) the Renovation Work and tenant improvement work, (2) the repair and restoration of Improvements following damage thereto as required by this Agreement, and (3) as otherwise required by any applicable law, rule or regulations, and (4) not erect any new buildings, structures or building additions on the Property, except for the Renovation Work, without the prior written consent of Lender. Borrower shall pay when due all claims for labor performed and materials furnished therefor in connection with any improvements or construction activities.

(b) Restricted Sale and Encumbrance of Property and of Borrower Interests; Other Indebtedness. Borrower shall not engage in any Sale or Encumbrance without the prior written consent of Lender (which may be withheld by Lender in Lender’s sole and absolute discretion).

(c) General Indemnity. Borrower shall, at Borrower’s expense, protect, defend, indemnify, save and hold Lender and each of its partners and its partner’s stockholders, directors, officers, employees and agents (collectively the “Indemnified Parties”) harmless against any and all claims, demands, losses, expenses (including court costs and reasonable attorney’s fees and expenses), damages, causes of action (whether legal or equitable in nature) asserted by any person or entity arising out of, caused by or relating to the Loan, the Property, the Lender’s exercise of its rights under the Loan Documents and the construction or interpretation of the relationship between Lender and Borrower contrary to Section 20(d) hereof. Borrower shall pay to Lender upon demand all claims, judgments, damages, losses and expenses (including court costs and reasonable attorneys’ fees and expenses) incurred by Lender as a result of any legal or other action arising out of the aforesaid matters. Borrower may defend any matter covered by the above indemnification by counsel reasonably approved by the relevant Indemnified Party, and the costs of such defense (including reasonable attorney’s fees) are part of the costs covered by this indemnity. The foregoing indemnification shall not be subject to the limitations on liability contained in Section 21 below and shall survive repayment of the Loan.

(d) Leases:

(i) Lease Requirements. All Leases entered into after the date of this Agreement shall be on the standard form of Lease (residential or commercial, as applicable) approved by Lender. Borrower shall not enter into any Leases (A) demising more than 20,000 rentable square feet of the Property (including all space, if any, covered by any options granted the tenant to rent additional space in the future) or (B) containing a purchase option or right of first refusal with respect to all or part of the Property (each, a “Major Lease”) without Lender’s prior written consent in each instance. Borrower shall have the right to enter into Leases that are not Major Leases without Lender’s prior written consent, so long as: (1) the tenant thereunder is an independent third party unaffiliated with Borrower; (2) the terms and conditions of the Lease comply with the leasing guidelines attached hereto as Exhibit E; (3) the space demised does not include any public or common areas of the Property except corridors in leases of full floors or half floors; (4) such space is to be used solely for legal purposes consistent with the present and presently contemplated use of the Property and such space; (5) the Lease does not grant any option or right to acquire the Property or any part thereof or interest therein; (6) such Lease is executed on the standard form lease delivered to and approved by Lender, without material modification; (7) the rental under such Lease is fixed and determined and not based on the net income of the tenant; and (8) no Event of Default has occurred and is continuing under this Agreement or the other Loan Documents.

(ii) Time for Granting Approval. With respect to any Lease (and/or any amendment to any Lease) requiring Lender’s approval, Lender shall grant or withhold its approval within ten (10) Business Days after Lender’s receipt of (a) a written request by Borrower requesting such approval and (b) supporting documentation sufficient to enable Lender to make an informed decision concerning such Lease. If Lender fails to respond within ten (10) Business Days to Borrower’s first request for approval, Borrower may send Lender a second request with the same documentation and information required for the first request. If Lender fails to respond within seven (7) Business Days of Borrower’s second request, such failure shall constitute Lender’s approval of the Lease.

(iii) Performance of Obligations. Borrower shall pay, perform and discharge, as and when payment, performance and discharge are due, all obligations of Borrower as landlord under all Leases. Borrower shall give Lender prompt notice of any default by Borrower claimed by any tenant under any Lease, together with a copy of any notice of default given by any such tenant to Borrower or Manager.

(iv) Enforcement of Lease. Borrower shall enforce all covenants and agreements on the tenant’s part to be performed or complied with under each of the Leases and on the part to be performed or complied with by any guarantor under any guaranty given in connection with any Lease. Borrower shall not, without the prior written consent of Lender in each instance, (1) amend or modify any Major Lease, (2) consent to the assignment or subletting of the whole or any portion of the tenant’s interest under any Major Lease or (3) cancel, terminate or accept the surrender of any Major Lease except as a result of a default by the tenant thereunder or waive or release any obligation or liability of any tenant under any Major Lease or of any guarantor under any guaranty thereof.

(v) Prepayments; Security Interest. Borrower shall not, without Lender’s prior written consent in each instance, accept prepayment of rent under any Lease or permit any tenant to offset or credit sums due and payable by Borrower to such tenant against rents, as the case may be, for more than thirty (30) days in advance. Borrower shall not further assign, pledge, transfer or otherwise encumber the Leases or the rents under the Leases. If an Event of Default has occurred and is continuing and Borrower shall receive all or any portion of any lease termination payments, Borrower shall cause such portion of any lease termination payments to be deposited into the Master Reserve Account and all such amounts shall then be applied to the payment of the Indebtedness or payment of Expenses, as Lender may elect in its sole and unreviewable discretion

(vi) Defense; Pursuit of Remedies. Borrower shall, at Borrower’s expense, appear in and defend any action or proceeding arising from or connected with any of the Leases or any obligation or liability of Borrower as landlord thereunder. Borrower shall diligently pursue all remedies, including claims for damages available at law or in equity against any tenant under a Lease or guarantor thereof and shall not settle or compromise any such claims under a Major Lease without Lender’s prior written consent in each instance.

(vii) Copies of Leases. Borrower shall furnish to Lender copies of all Leases requested by Lender within ten (10) Business Days following Lender’s demand therefor.

(e) Notices. Borrower shall promptly notify Lender in writing of any litigation affecting (a) Borrower or its Borrower Manager and Guarantor, if any, and, if Borrower or its Borrower Manager is other than a natural person or trust, any general partner or controlling shareholder of Borrower or its Borrower Manager, or (b) the Property, to the extent that any such litigation could reasonably be expected to result in a material adverse change in (i) the financial condition of any of the foregoing parties, (ii) Borrower’s or Borrower Manager’s or Guarantor’s, if any, ability to timely perform any of its obligations under any of the Loan Documents, or (iii) the physical condition or operation of the Property.

(f) Property Management. Borrower shall (i) cause the Property to be managed pursuant to the Management Agreement; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder; (iii) promptly notify Lender of any default under the Management Agreement of which it is aware; (iv) if requested, promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other notice, report and estimate received by Borrower under the Management Agreement; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement, the failure of which covenants could cause a Material Adverse Effect. Without Lender’s prior written consent (not to be unreasonably withheld), Borrower shall not (A) surrender, terminate, cancel, extend or renew the Management Agreement or otherwise replace the Manager or enter into any other management agreement; (B) reduce or consent to the reduction of the term of the Management Agreement; (C) increase or consent to the increase of the amount of any charges under the Management Agreement; (D) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, the Management Agreement; or (E) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits the Manager to terminate the Management Agreement (or such successor management agreement).

If (i) an Event of Default shall be continuing, or (ii) upon the gross negligence, malfeasance or willful misconduct of the Manager, Borrower shall, at the request of Lender, terminate the Management Agreement and replace Manager with a replacement manager acceptable to Lender in Lender’s discretion and the applicable Rating Agencies (after a Secondary Market Transaction) on terms and conditions satisfactory to Lender and the applicable Rating Agencies (after a Secondary Market Transaction). Borrower’s failure to appoint an acceptable manager within thirty (30) days after Lender’s request of Borrower to terminate the Management Agreement shall constitute an immediate Event of Default.

(g) General ERISA Covenant. In the event that the ownership of any class of equity interests of the Borrower by Benefit Plan Investors is “significant” as defined in paragraph (f) of the Plan Asset Regulation, the Borrower shall operate at all times so that it qualifies as a “real estate operating company” as defined in paragraph (3) of the Plan Asset Regulation.

(h) Principal Place of Business; Choice of Law. Borrower shall not change its principal place of business or, if Borrower has more than one place of business, its chief executive office, from its address set forth in Section 20(a) without Lender’s consent. In addition, Borrower shall not make an election under the Uniform Commercial Code to treat, as the governing law for perfection of uncertificated securities, the law of any jurisdiction other than the jurisdiction of its formation. Lender agrees not to unreasonably withhold its consent to any change in the Borrower’s principal place of business or the governing law with respect to uncertificated securities so long as (1) Borrower and any other party requested by Lender execute all documents and instruments deemed necessary by Lender to perfect the security interests granted pursuant to the Loan Documents, (2) the Borrower pays all of the Lender’s costs and expenses perfecting such security interests and (3) Borrower delivers to Lender an opinion from counsel selected by Lender opining as to the continued perfection of such security interest.

(i) Compliance with Governmental Prohibitions. No portion of the Loan proceeds will be used, disbursed or distributed by Borrower or Borrower Manager for any purpose, or to any person, in violation of any Law (as defined in Section 15 (l)) including, without limitation, any of the Terrorism Laws (as defined in Section 15 (l)). Borrower shall provide Lender with immediate written notice (a) of any failure of any of the representations and warranties set forth in Section 15(l) of this Agreement to be true, correct and complete in all respects at any time, or (b) if Borrower obtains knowledge that Borrower, Borrower Manager, or any holder at any time of any direct or indirect equitable, legal or beneficial interest in Borrower or its Borrower Manager is the subject of any of the Terrorism Laws. Borrower shall immediately and diligently take, or cause to be immediately and diligently taken, all necessary action to comply with all Terrorism Laws and to cause the representations and warranties set forth in Section 15(l) to be true, correct and complete in all respects.

(j) No Distributions. Borrower shall not make any distributions to its partners, members or shareholders if any Event of Default has occurred as is continuing or until such time as the Debt Service Coverage Ratio for the Property is equal to or less than 1.2:1.0.

(k) Indemnity for Claims of Contractors. Lender shall not be liable to, and Borrower shall save Lender harmless against the claims of, materialmen, contractors, subcontractors, laborers and others for goods delivered by them to the Property or services performed by them in or upon the Property or otherwise in connection with the Property so long as Borrower holds title to the Property or to the extent incurred or contracted for by Borrower. Borrower is not and shall not be considered to be the agent of Lender for any purpose.

(l) Loan Covenants.

(i) Receipt of Loan Proceeds. Borrower shall receive the disbursements to be made hereunder as a trust fund for the purpose of paying the direct and indirect costs of the Renovation Work and apply the same first to such payment before using any part thereof for any other purpose.

(ii) Budget Balancing. At the time and in the amounts required by Lender, Borrower shall deposit Borrower’s funds in a special interest-bearing account established by Lender should it appear at any time that the Loan is not “in balance” in accordance with the provisions of Section 3(b)(ii)(C)(3) hereof, and such funds shall be disbursed from such account in the manner provided herein.

(m) Other Construction Covenants.

(i) Certificates of Occupancy. Upon completion of the Improvements, Borrower shall obtain and deliver to Lender written evidence that all governmental authorities having or exercising jurisdiction over the Property have approved the Improvements in their entirety for permanent occupancy to the extent (A) that any such approval is a condition of the lawful use and occupancy of the Improvements and (B) such approvals are readily available.

(ii) Prohibited Work.

(A) Violation of Change Order Requirements. Borrower shall not permit the performance of any work pursuant to a change order which will result in a violation of Section 7(b) hereof.

(B) Reversionary Interests. Borrower shall not install materials, personal property, equipment or fixtures subject to any security agreement or other agreement or contract wherein the right is reserved to any person, firm or corporation to remove or repossess any such materials, equipment or fixtures, or whereby title to any of the same is not completely vested in Borrower at the time of installation, without Lender’s prior written consent.

(iii) Compliance with Governmental Requirements. Borrower shall comply promptly with the requirements of any Governmental Authorities having or exercising jurisdiction over the Property.

(iv) Development Agreement. The Property shall be developed at all times by a Developer acceptable to Lender under the terms of a Development Agreement acceptable to Lender. Lender hereby accepts the Developer as the initial developer and the Development Agreement as the initial Development Agreement. Borrower shall not retain any person as developer of the Property, nor amend or modify any provisions of the Development Agreement without Lender’s prior written consent in each instance.

(n) Patriot Act Compliance. Borrower will use its good faith and commercially reasonable efforts to comply with the Patriot Act (as defined below) and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and the Property, including those relating to money laundering and terrorism. Lender shall have the right to audit Borrower’s compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and the Property, including those relating to money laundering and terrorism. In the event that Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause Borrower to comply therewith and any and all reasonable costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable. For purposes hereof, the term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

(i) Neither Borrower nor any member of Borrower or member or partner of such member nor to Borrower’s Knowledge, any owner of a direct or indirect interest in Borrower (a) is listed on any Government Lists (as defined below), (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (d) is currently under investigation by any governmental authority for alleged criminal activity. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in “Governmental Lists”, or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in “Governmental Lists”.

(o) Assumption in Non-Consolidation Opinion. Borrower shall conduct its business so that the assumptions (with respect to each Person) made in that certain substantive non-consolidation opinion letter delivered by Borrower’s counsel in connection with the Loan, shall be true and correct in all respects.

(p) Class L Real Estate Status and Tax Credits. Borrower shall file and submit all filings and/or reports with Governmental Authorities, if any, that may be required from time to time to (i) maintain the Class L real estate status for the Property (from and after the date such status is achieved) and (ii) maintain any tax credit master lease structure and any preservation of historic designation of the Property relating thereto.

(q) O&M Program. Borrower shall comply in all material respects with the asbestos operations and maintenance program requirements for the Property attached hereto as Schedule 2 and made a part hereof.

13. Further Assurances. Borrower shall, from time to time, upon Lender’s request, execute, deliver, record and furnish such documents and do such other acts as Lender may reasonably deem necessary or desirable to (i) perfect and maintain valid liens upon the security contemplated by the Loan Documents, (ii) correct any errors of a typographical or other manifest nature which may be contained in any of the Loan Documents, (iii) evidence Borrower’s compliance with the Loan Documents, and (iv) consummate fully and carry out the intent of the transactions contemplated under this Agreement or the Loan Documents. Borrower shall also cause to be delivered to the Lender such opinions of counsel (in form and substance reasonably satisfactory to the Lender and from counsel reasonably acceptable to the Lender) as the Lender may from time to time reasonably request because of a change of law, change of fact, or other legitimate reason, concerning any material matters incident to this Agreement or the transactions contemplated in this Agreement or the Loan Documents.

14. Appraisals. Lender has the right to obtain a new appraisal or update an existing appraisal of the Property at any time while the Loan or any portion thereof remains outstanding (a) when, in Lender’s reasonable judgment, such an appraisal is warranted as a result of Lender’s internal evaluation of the Loan (at a minimum, a re-appraisal will be required every year from the date of value cited in the original appraisal report), and/or (b) to comply with statutes, rules, regulations or directives of Governmental Authorities. Borrower shall pay, upon demand, all appraisers’ fees and related expenses incurred by Lender from time to time in obtaining such appraisal reports.

15. General Representations and Warranties of Borrower. Borrower represents and warrants to Lender, which representations and warranties shall survive the termination of this Agreement, the repayment of the Loan, any investigations, inspections or inquiries made by Lender or any of Lender’s representatives, the recording of the Mortgage, and any disbursements made by Lender hereunder, as follows:

(a) Organization; Corporate Powers; Authorization of Borrowing.

(i) Organization.

(A) Each of Borrower and Borrower Manager is a limited liability company which has been duly organized and is validly existing and in good standing under the laws of the State of Illinois.

(B) The Prime Group, Inc. is a corporation, which has been fully organized and is validly existing and in good standing under the laws of the State of Illinois.

(C) Guarantor is a corporation which has been duly organized and is validly existing and in good standing under the laws of the State of Illinois.

(D) Exhibit F attached hereto is true, correct and complete.

(ii) Power and Authority. Borrower, Borrower Manager, and Guarantor(s), if any, have full power and authority to execute the Loan Documents to which they are a party and to undertake and consummate the transactions contemplated hereby and thereby, and to pay, perform and observe the conditions, covenants, agreements and obligations herein and therein contained; and the Loan Documents have been duly and validly executed by Borrower and Borrower Manager and constitute the legal, valid and binding obligations of Borrower and Borrower Manager and Guarantor(s), if any, and are and will continue to be enforceable in accordance with their respective terms, except as such enforcement may be qualified or limited by Insolvency Laws or other similar laws affecting creditors’ rights generally.

(iii) Not a Foreign Person. Borrower is not a foreign person and is a “United States Person” as such term is defined in the Code and is not a person with respect to which the applicable laws of the Governing Jurisdiction require state income tax withholding.

(iv) No Defaults Under Existing Agreements. The consummation of the transactions contemplated hereby and the performance by Borrower, Borrower Manager, the Guarantor(s), if any, or by any other parties signatory thereto of their respective obligations under the Loan Documents will not result in any breach of, or constitute a default under any other Third Party Agreements or any mortgage, deed of trust, lease, bank loan or security agreement, or any other instrument to which Borrower, Borrower Manager, the Guarantor(s), if any, or such other parties are a party or by which the Property, the Borrower, its Borrower Manager or such other parties may be bound or affected.

(v) True and Correct Copies of Documents. All due diligence documents required to be delivered by or on behalf of Borrower to Lender hereunder (including those due diligence documents referred to in Section 6 hereof) are true, correct and complete copies thereof and the same have not been amended or modified except as expressly disclosed therein.

(vi) No Bankruptcy Filing. Borrower is not contemplating filing a Bankruptcy Proceeding (defined below) and Borrower has no knowledge of any Person contemplating the filing of a Bankruptcy Proceeding against it. In addition, neither Borrower, Borrower Manager, nor Guarantor has been a party to, or the subject of a Bankruptcy Proceeding for the past ten (10) years.

(vii) Full and Accurate Disclosure. No statement of fact made by Borrower in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to Borrower that has not been disclosed to Lender which could reasonably be expected to have a Material Adverse Effect. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower and, to Borrower’s Knowledge, the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower and the Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. Borrower has no contingent liabilities, liabilities for delinquent taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or, to Borrower’s Knowledge, the Property from that set forth in said financial statements.

(viii) Tax Filings. To the extent required, Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower. Borrower believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

(ix) Name; Principal Place of Business. Borrower does not use and will not use any trade name and has not done and will not do business under any name other than its actual name set forth herein. The principal place of business of Borrower is its primary address for notices as set forth in Section 20(a) hereof, and Borrower has no other place of business, other than at the Property.

(x) Other Debt. There is no indebtedness with respect to the Property or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Exceptions and obligations incurred in connection with the Renovation Work and otherwise relating to the ownership, operation and maintenance of the Property as set forth in the Annual Budget.

(b) Title to Property; Matters Affecting Property.

(i) Title to Property. Borrower has and will have good and marketable fee simple title to the Property, subject only to the Permitted Exceptions and such other exceptions as have been approved in writing by Lender, and good, marketable and freely alienable title to all personal property located on the Property (other than that owned by tenant, contractors and subcontractors), subject only to exceptions as have been approved in writing by Lender; Borrower will protect or cause to be protected the title to the Property and Borrower will forever warrant and defend the same against any other claims of any persons or parties whomsoever.

(ii) No Actions. There are no actions, suits or proceedings at law or in equity (including condemnation or eminent domain proceedings) currently pending, or to the knowledge of Borrower threatened, against or affecting Borrower, Borrower Manager, Guarantor or the Property or involving the validity or enforceability of the Loan Documents or the priority of the lien of any thereof, or for or by any Governmental Authority having or exercising jurisdiction over the Property, which could reasonably be expected to have a Material Adverse Effect. Borrower will promptly notify Lender of any such future actions, suits or proceedings. To Borrower’s Knowledge, neither Borrower nor the Property is in default with respect to, or in violation of, any order, writ, injunction, decree or demand of any court or any Governmental Authority having or exercising jurisdiction over Borrower or the Property.

(iii) No Contracts Giving Rise to Liens. Except for contracts relating to the Renovation Work and the Management Agreement, Borrower has made no contract or arrangement of any kind, that does or could give rise to a lien on the Property.

(iv) Plans Approved. The Renovation Work Plans have been or upon completion of such plans will be approved by Borrower and, to the extent required by applicable Law or any effective restrictive covenant, have been or will be approved by all Governmental Authorities having or exercising jurisdiction over the Property, all Renovation Work heretofore performed, if any, has been performed within the perimeter of the Property in accordance with the Renovation Work Plans, and there are no structural defects in the Improvements, and no violation of any local requirement exists with respect thereto.

(v) Utility Services. All utility services necessary for the Renovation Work and the operation thereof for their intended purposes either are available at the boundaries of the Property or all necessary steps have been taken by Borrower to insure the complete construction and installation of facilities for such services, including water supply facilities, storm and sanitary sewer facilities, and gas, electric and telephone facilities.

(vi) Roads. All roads necessary for the full utilization of the Improvements for their intended purposes have been completed and/or the necessary rights-of-way therefor have been acquired by the Governmental Authority having or exercising jurisdiction over such matters or have been dedicated to public use and accepted by such Governmental Authority and all necessary steps have been taken by Borrower and such Governmental Authority to assure the complete use thereof.

(vii) Compliance with Property Agreements. The Improvements in all respects conform to and comply with all covenants, conditions, restrictions, reservations, regulatory agreements, conditional use permits and zoning ordinances affecting the Property whether or not recorded against the Property.

(viii) Personal Property. Any personal property owned by Borrower is vested in Borrower free and clear of all liens, Encumbrances and adverse claims other than Permitted Exceptions not disclosed in writing to and approved by Lender.

(ix) Leases. The Leases of the Property heretofore submitted by Borrower to Lender are in full force and effect, and except as disclosed to Lender in writing prior to the Closing Date there are no defaults under any of the provisions thereof, and all conditions to the effectiveness or continuing effectiveness thereof required to be satisfied by Borrower by the date hereof have been satisfied. There are no Leases of the Property except those disclosed in the rent roll delivered pursuant to Section 6 hereof.

(x) Permits. All permits required for the operation of the Property and construction of the Renovation Work are or will be in effect and will remain in effect and the Property and its contemplated use and operation comply or will comply therewith.

(c) Financial Statements. The financial statements heretofore delivered to Lender by Borrower and Borrower Manager and Guarantor(s), if any, are true and correct in all respects, have been prepared in accordance with sound accounting practices, and fairly present the financial condition(s) of the person(s) referred to therein as of the date(s) indicated; no materially adverse change has occurred in the financial condition(s) reflected in such financial statements since the date(s) shown thereon and no additional borrowings or liabilities have been made or incurred by such person(s) since the date(s) thereof other than the borrowing contemplated hereby or other borrowings disclosed in writing to and approved by Lender.

(d) No Loan Broker. Except for Holliday Fenoglio Fowler, L.P. and Prime Capital Advisors, LLC and as may be disclosed in writing to and approved by Lender, Borrower has not dealt with any person, firm or corporation who is or may be entitled to any finder’s fee, brokerage commission, loan commission or other sum in connection with the execution of this Agreement, the consummation of the transactions contemplated hereby or the making of the Loan by Lender to Borrower. Borrower does hereby indemnify and agree to defend and hold Lender harmless from and against any and all loss, liability or expense, including court costs and reasonable attorneys’ fees and expenses, which Lender may suffer or sustain should such warranty or representation prove inaccurate in whole or in part.

(e) No Default. There is no default under the Loan Documents on the part of Borrower, Borrower Manager or Guarantor(s), if any, or the other parties signatory thereto, and no event has occurred and is continuing which, with the giving of notice or the passage of time, or both, would constitute a default by Borrower, Borrower Manager or any Guarantor(s), if any, under any thereof.

(f) Lawful Interest. The amounts to be received by Lender as interest payments under the Note shall constitute lawful interest and shall be neither usurious nor illegal under the laws of the Governing Jurisdiction (defined below).

(g) RICO. To the best of Borrower’s Knowledge, there are no actions, suits or proceedings under the Racketeer Influenced and Corrupt Organization Act of 1970, 18 U.S.C. Sections 1961-1968 (“RICO”), or any other federal or state law for which forfeiture of assets is a potential penalty (collectively, “RICO Related Laws”), currently pending or threatened against Borrower, Borrower Manager, Guarantor or any of such parties’ partners, shareholders or Affiliates. Borrower will promptly notify Lender of any such future actions, suits or proceedings.

(h) ERISA. In the event the ownership of any class of equity interests of the Borrower by Benefit Plan Investors is “significant” as defined in paragraph (f) of the Plan Asset Regulation, the Borrower represents and warrants that it qualifies as a “real estate operating company” as defined in paragraph (e) of the Plan Asset Regulation.

(i) Business Purpose. The undersigned represents and agrees that the Loan evidences indebtedness arising from the regular conduct of Borrower’s business (which is carried on for the purpose of profit and not for household purposes), and that the indebtedness evidenced and secured by the Loan Documents constitutes a business loan under applicable Law and is not usurious.

(j) Solvency. As of the date hereof, the Borrower is solvent and able to pay its debts from its assets as the same shall become shall due and payable.

(k) Adequate Capitalization. As of the date hereof, the Borrower and Guarantor have adequate capitalization for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(l) Violations of Governmental Prohibitions. Neither the making of the Loan, nor the receipt of Loan proceeds by Borrower violates any federal, state, county, municipal and other governmental and quasi-governmental statutes, laws, rules, orders, regulations, ordinances, judgments or decrees (collectively, “Law” or “Laws”, as applicable) applicable to such parties, including, without limitation, any of the Terrorism Laws (defined below). Neither the making of the Loan, nor the receipt of Loan proceeds by Borrower violates any of the Terrorism Laws applicable to Borrower or Borrower Manager or Guarantor. To Borrower’s best knowledge, no holder of any direct or indirect equitable, legal or beneficial interest in Borrower or Borrower Manager or Guarantor is the subject of any of the Terrorism Laws. No portion of the Loan proceeds will be used, disbursed or distributed by Borrower for any purpose, or to any person, directly or indirectly, in violation of any Law including, without limitation, any of the Terrorism Laws. “Terrorism Laws” means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), and the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any Governmental Authority (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.

(m) Submission of Requests for Advance. Each Request for Advance submitted by Borrower to Lender pursuant to Section 3(b)(v) hereof shall be true and accurate and the submission of each such Request for Advance or the receipt of funds so requested shall constitute a reaffirmation by Borrower of the representations, warranties and covenants contained herein.

(n) No Separate Insurance. Borrower does not carry any separate insurance whatsoever which is concurrent in form or contributing in the event of loss with that required under Section 8 hereof or under the Mortgage.

(o) Federal Reserve Regulations; Investment Company Act. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document. Borrower is not (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

(p) Hazardous Substances. Except as set forth in the environmental reports obtained by Lender in connection with the making of this Agreement, and to Borrower’s Knowledge, (i) the Property is not in violation of any Law pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes (including with respect to Toxic Mold), any local law requiring related permits and licenses and all amendments to and regulations in respect of the foregoing laws (collectively, “Environmental Laws”); (ii) the Property is not subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic and/or dangerous substances, toxic mold or fungus of a type that may pose a risk to human health or the environment or would negatively impact the value of the Property (“Toxic Mold”) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Hazardous Substances”); (iii) no Hazardous Substances are or have been (including the period prior to Borrower’s acquisition of the Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Property other than in compliance with all Environmental Laws; (iv) no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Property; (v) no Toxic Mold is on or about the Property which requires remediation; (vi) no underground storage tanks exist on the Property and the Property has never been used as a landfill; and (vii) there have been no environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of Borrower which have not been provided to Lender.

16. Event of Default.

(a) Events of Default. Borrower shall be in default under this Agreement upon the occurrence of any of the following events (hereinafter referred to as an “Event of Default”):

(i) Non-Payment. The failure of Borrower to pay any installment of principal and/or interest due and payable under the Note, including, but not limited to Base Interest any other sum due and payable by Borrower to Lender or to any other person under any of the Loan Documents, including escrow or reserve deposits provided for herein or deposits required under any Account Agreement, within five (5) days following the date when the same shall be due and payable hereunder or thereunder; or

(ii) Waste. Except for the Renovation Work or other work performed pursuant to the Annual Budget or in connection with Leases or repairs or replacements in connection with standard operations of the Improvements or in case of emergency, the actual or threatened waste, removal, demolition or alteration of the Property or any part thereof without the prior written consent in each instance of Lender; or

(iii) Insurance. The failure of Borrower to keep in force any insurance policy required hereunder or to deliver such policy or evidence of its renewal to Lender; or

(iv) Reports and Documents. The failure of Borrower to deliver any notice, report, assignment, certificate, instrument or other document which Borrower is required to deliver to Lender under any of the Loan Documents within the ten (10) days following written demand by Lender therefor; or

(v) Sale, Encumbrance or Other Indebtedness. The taking of any action by Borrower, Borrower Manager or any other person contrary to the provisions of Section 12(b) of this Agreement (and Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default in order to exercise any of its remedies with respect to an Event of Default under this Section 16(a)(v)); or

(vi) Representations and Warranties. The failure of any warranty or representation made in this Agreement or in any other Loan Document or in any notice, report, assignment, certificate or other document given by Borrower to Lender on the date hereof or at any time hereafter to be true and correct in any material respect as of the date made; or

(vii) Other Breaches under Note or this Agreement. The failure of Borrower to perform and observe any covenant, obligation, agreement or undertaking under the Note or this Agreement not otherwise referred to in this Section 16 within thirty (30) days following written notice thereof from Lender or, if such failure cannot with due diligence be cured within thirty (30) days, such longer period, not to exceed ninety (90) days in all from and after the giving of such written notice, as may be necessary to cure the same with due diligence, provided Borrower commences to cure within such thirty (30) days and proceeds diligently thereafter to cure the same; or

(viii) Other Breaches Under Other Loan Documents. The failure of Borrower or any guarantor, indemnitor or obligor to perform and observe any covenant, obligation, agreement or undertaking under any Loan Document other than the Note following such notice and/or grace period, if any, as may be provided therein for curing such failure; or

(ix) Bankruptcy Proceedings. If the Borrower or the Guarantor shall (each of the following proceedings or events are collectively referred to as “Bankruptcy Proceedings”):

(A) Become insolvent, make a transfer in fraud of, or an assignment for the benefit of, creditors, or admit in writing its inability, or is unable, to pay debts as they become due; or

(B) Have a receiver, custodian, liquidator or trustee appointed for all or substantially all of its assets or for the Property in any proceeding brought by the Borrower or any such receiver or trustee is appointed in any proceeding brought against the Borrower or the Property and such appointment is not promptly contested and is not dismissed or discharged within ninety (90) days after such appointment; or

(C) File a petition under Title 11 of the United States Code as amended or under any similar Federal or state law or statute; or

(D) Have a petition filed against it commencing an involuntary case under any present or future Federal or state bankruptcy or similar law and such petition is not dismissed or discharged within ninety (90) days after the filing thereof; or

(E) Request any composition, rearrangement, liquidation, extension, reorganization or other relief of debtors now or hereafter existing; or

(x) Attachment. The taking, attaching or sequestering on execution or other process of law of the Property in any action against Borrower; or

(xi) Priority. The upholding by any court of competent jurisdiction or consent to by Borrower of any claim of priority to this Agreement or any of the Loan Documents by title, lien or otherwise; or

(xii) Third Party Agreements. If Borrower fails to cure any default by Borrower under any of the Leases or any of the Third Party Agreements within the shorter of thirty (30) days following the giving of notice of default by any party thereunder or the applicable grace period set forth therein; or

(xiii) Filing of Charges Under RICO. The filing of formal charges, including the issuance of an indictment, by any governmental or quasi-governmental entity under RICO or any RICO Related Law, against Borrower, its Borrower Manager, Guarantor or against any such party’s partners, shareholders or Affiliates; or

(xiv) Intentionally Deleted.

(xv) Intentionally Deleted.

(xvi) Enjoinder of Construction or Performance of Obligations. The making of any order or the entry of any decree by a court of competent jurisdiction enjoining the Renovation Work or enjoining or prohibiting Borrower and Lender, or either of them, from performing or satisfying their respective covenants, obligations or conditions contained herein and such proceedings are not discontinued or such order or decree is not vacated within sixty (60) days after the making or granting thereof; or

(xvii) Failure to Discharge Mechanics’ Liens. The filing for record of a mechanic’s lien or materialman’s lien against the Property or the filing of an action to foreclosure such lien and within thirty (30) business days after the filing thereof either (A) the claim set forth therein is not discharged by Borrower or (B) if the amount claimed is disputed in good faith by Borrower or any contractor, Borrower fails, at Lender’s request, to provide a bond for such lien or to provide affirmative title coverage over such lien or to prosecute the dispute diligently; or

(xviii) Default Under Construction Contracts. Failure in the due, prompt and complete observance or performance of any condition, covenant or obligation of Borrower contained in any material construction contract in accordance with the terms thereof, and such failure is not cured within the applicable cure period, if any, provided for in the applicable contract; or

(xix) Completion. Failure of Borrower to Substantially Complete the Renovation Work on or before the Completion Date, subject to Force Majeure Events.

(b) Right to Cure Non-Monetary Default.

(i) Except as provided in Section 16(b)(ii) below, upon the occurrence of any Event of Default, Lender shall not accelerate the debt evidenced by the Note, make any payments for which Borrower is primarily liable or foreclose upon or attach any assets of Borrower until five (5) days after notice is given by Lender of the occurrence of an Event of Default not described in Section 16(b)(ii) below, provided (A) within five (5) Business Days after the delivery or mailing of the notice of Event of Default Borrower commences its cure and submits to Lender in writing its plan to cure, and (B) said cure is continuously pursued by Borrower with due diligence. If said Event of Default is not reasonably capable of being cured within thirty (30) days, Borrower shall have such additional time as is reasonably necessary to complete the cure, but in no event more than sixty (60) days after the delivery or mailing of the notice of default; provided: (i) said Event of Default is in Lender’s reasonable judgment curable within said period; (ii) Borrower provides Lender with written, detailed progress reports at least every seven (7) days until cure is complete; and (iii) Borrower continuously and diligently pursues said cure.

(ii) Notwithstanding anything stated to the contrary in Section 16(b)(i) herein, the cure period provided for in Section 16(b)(i) herein shall not apply in any of the following circumstances:

(A) the occurrence of an Event of Default described in Section 16(a)(i) herein; or

(B) the occurrence of an Event of Default described in Section 16(a)(v) herein; or

(C) in any circumstance when a delay in effecting a cure is, in the reasonable judgment of Lender, likely to result in any security being damaged, becoming uninsured or the value thereof being materially and adversely affected; or

(D) any failure to proceed with the construction or repair of Improvements to the Property as required by this Agreement; or

(E) the occurrence of any Event of Default described in Section 16(a)(ix) herein; or

(F) any Event of Default which Lender reasonably determines is not capable of being cured within the requisite period.

(iii) Notwithstanding anything stated to the contrary in this Agreement or in any of the other Loan Documents, but subject to the provisions of Section 16(b)(ii) herein, the provisions of Section 16(b)(i) herein shall apply to Events of Default under this Agreement and under the Loan Documents, and unless expressly stated to the contrary in such documents, any cure period referred to therein shall be deemed to incorporate the provisions of Section 16(b) herein. If the provisions of any said Loan Documents are inconsistent with the provisions of Section 16(b) herein, the provisions of Section 16(b) shall be controlling. Where additional notice or cure periods are provided in the Note or any other Loan Documents, or are required by any other contract or by law, said periods and those contained in this Section 16(b) shall run concurrently. Nothing in this Section 16(b) herein shall be construed as extending the term of the Stated Maturity, the Note or the date upon which an Event of Default occurs, and no decision to forego any remedy for any given Event of Default shall be deemed a waiver on the part of the Lender of any right relating to any other Event of Default. The provisions of this Section 16(b)(iii) shall be strictly construed and shall not impair the exercise of any remedy for an Event of Default referred to in Section 16(b)(ii) herein, including, without limitation, the seeking of any mandatory or prohibitive injunction or restraining order.

17. Remedies.

(a) Actions upon Event of Default. If an Event of Default shall occur, Lender, in addition to any other rights of Lender under the Loan Documents, may at its option and without prior notice or demand, declare the unpaid principal balance of the Note and all accrued but unpaid interest thereon, as well as all other sums owing under the Loan Documents, immediately due and payable, except that Lender may make any advances after the happening of any one or more of said Events of Default without thereby waiving the right to demand payment in full of the Note and such other amounts and without liability to make any other or further advances.

(b) Appointment of Lender as Attorney-in-Fact. Borrower hereby irrevocably, unconditionally and presently appoints Lender as Borrower’s attorney-in-fact, with full power of substitution, to be exercised by Lender only upon the occurrence and during the continuation of an Event of Default, to exercise its rights under the Mortgage (in its own name or the name of a designee) for purposes of preserving and protecting the Property or the collateral pledged under the Mortgage; and, as Lender in its sole discretion deems necessary or proper, to execute, acknowledge (when appropriate) and deliver all instruments and documents in the name of Borrower which may be necessary or desirable in order to do any and every act which Borrower might do on its own behalf. This power of attorney is a power coupled with an interest and is irrevocable.

(c) Cross-Default to Note and Other Loan Documents. At the option of Lender, any default by Borrower under this Agreement or in the performance of any of Borrower’s covenants, agreements or obligations contained herein, shall constitute a default under the Note, the Mortgage or any of the other Loan Documents to the same extent as though the Note had by its own terms become due and payable at maturity and payment thereof had been refused, and in such event Lender may, without liability to Borrower, assert and exercise any and all rights and remedies provided for herein or in the Note, the Mortgage or any of the other Loan Documents or otherwise as may be provided by law. Such rights and remedies may be asserted concurrently or successively from time to time (either before or after commencement of foreclosure proceedings or before or after the exercise of any other remedy of Lender) until the Note, including interest thereon, and all other indebtedness of Borrower to Lender under this Agreement and the other Loan Documents, have been paid in full.

18. Joint and Several Liability. The liability of each Borrower under this Agreement shall be joint and several.

19. Title Endorsements; Tax Searches; Administrative Costs. From time to time during the term of the Loan, Lender may, at Borrower’s sole cost and expense, obtain or require Borrower to obtain, from such person or entity as Lender shall approve, in its discretion, such (a) title insurance endorsements to be attached to the Policy, in form and substance satisfactory to Lender, (b) tax and insurance service contracts regarding the Property, and (c) title searches, service contracts or other information regarding Borrower or the Property as Lender deems reasonably necessary. In connection herewith, Borrower shall be responsible for the payment of all costs incurred by Borrower or Lender in obtaining any of the foregoing including recording fees, attorneys’ and accountants’ fees, administrative costs and title and other insurance premiums.

20. Miscellaneous.

(a) Notices. Any notice, election, communication, request, approval or other document or demand required or permitted under this Note shall be in writing and transmitted to the applicable party either by receipted courier service, or by the United States Postal Service, first class registered or certified mail, postage prepaid, return receipt requested, or by electronic facsimile transmission (“Fax”), at the address or addresses indicated for such party below (and/or to such other address as such party may from time to time by written notice designate to the other):

To Borrower, as follows	The Prime Group, Inc.
321 North Clark Street, Suite 2500
Chicago, IL 60610
Attention: Michael W. Reschke
Fax: 312-917-1511

With a copy to:	Pedersen & Houpt, P.C.
161 North Clark Street, Suite 3100
Chicago, IL 60601
Attention: Herbert J. Linn
Fax: 312-261-1104

and

The Prime Group, Inc.
321 N. Clark Street, Suite 2500
Chicago, IL 60610
Attention: Robert J. Rudnik
Fax: 312-917-8442

To Lender, as follows:	c/o KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660
Attention: Stacie Yamane
Fax: (949) 417-6520

and

c/o KBS Capital Advisors, LLC
11755 Wilshire Blvd., Suite 1840
Los Angeles, CA 90025
Attention: Keith Hall
Fax: (310) 772-6030

With a copy to	c/o KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660
Attention: James Chiboucas
Fax: (949) 417-6523

and

Morgan, Lewis & Bockius LLP
5 Park Plaza, Suite 1750
Irvine, CA 92614
Attention: L. Bruce Fischer and Scott A. Morehouse
Fax : (949) 399-7001

and shall be deemed delivered and received: (A) if delivery is made or Fax transmission completed before 5:00 p.m. recipient’s local time on a Business Day, or if tendered for delivery between 9:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day and refused, then on the date of such actual or attempted delivery or completed transmission, as evidenced by postal or courier receipt or by the transmission log sheet generated by the sending Fax machine; and

otherwise (B) on the Business Day next following the date of actual delivery or completed transmission; provided, however, that any communication by Fax to be effective must be confirmed within three Business Days after transmission by duplicate notice delivered as otherwise provided herein.

(b) Waivers. No delay or omission of Lender in exercising any right or power arising from any Event of Default by Borrower shall be construed as a waiver of such Event of Default or as an acquiescence therein, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right or power arising from any Event of Default by Borrower. No waiver of any breach of any of the covenants or conditions of this Agreement shall be construed to be a waiver of or an acquiescence in or a consent to any previous or subsequent breach of the same or of any other condition or covenant.

(c) Lender’s Expenses; Rights of Lender. Borrower shall promptly pay to Lender, upon demand, with interest thereon from the date of demand at the lesser of (a) the Default Interest Rate or (b) the maximum contract rate permitted by the Governing Jurisdiction, reasonable attorneys’ fees and all costs and other expenses paid or incurred by Lender in enforcing or exercising its rights or remedies created by, connected with or provided for in this Agreement or any of the other Loan Documents, and payment thereof shall be secured by the Mortgage. If at any time Borrower fails, refuses or neglects to do any of the things herein provided to be done by Borrower and such failure continues for 30 days after notice (except in case of any emergency where no notice shall be required or where a shorter period is required under this Agreement or the other Loan Documents), Lender shall have the right, but not the obligation, to do the same but at the expense and for the account of Borrower. The amount of any monies so expended or obligations so incurred by Lender, together with interest thereon at the lesser of (x) the Default Interest Rate or (y) the maximum contract rate permitted by the Governing Jurisdiction, shall be repaid to Lender forthwith upon written demand therefor and payment thereof shall be secured by the Mortgage.

(d) Lender Not Partner of Borrower; Borrower in Control. Neither the execution nor the performance of any of the Loan Documents by the Lender, nor the exercise by the Lender of any of its rights, privileges or remedies conferred under the Loan Documents or under applicable law, shall be deemed to render the Lender a partner or a joint venturer with the Borrower, any Guarantor of the Loan or any other person, or to render Borrower an agent of the Lender for any purposes. Nothing contained herein shall characterize or be deemed to characterize, or be used as a basis for characterizing, Lender as a “mortgagee-in-possession”. Lender and Borrower agree that Borrower remains in control of the Property, that it determines the business plan for, and employment, management, leasing and operating directions and decisions for, the Property and for Borrower. All of Lender’s rights, and actions taken by Lender as provided or permitted, in or under this Agreement or the other Loan Documents, are for and in its capacity as a secured lender attempting to protect the collateral security for the Loan and to collect the indebtedness and any other amounts owing or outstanding under the Note or the Loan Documents.

(e) No Third Party. This Agreement is made for the sole benefit of Borrower and Lender and Lender’s successors and assigns, and no other person or persons shall have any rights or remedies under or by reason of this Agreement or any right to the exercise of any right or power of Lender hereunder or arising from any Event of Default by Borrower, nor shall Lender owe any duty whatsoever to any claimant for labor performed or materials furnished in connection with the Renovation Work to apply any undisbursed portion of the Loan to the payment of any such claims.

(f) Time of Essence; Context. Time is hereby declared to be of the essence of this Agreement and of every part hereof. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and the neuter and vice versa.

(g) Successors and Assigns. This Agreement may not be assigned by Borrower without the prior written consent of Lender. Subject to the foregoing restriction, this Agreement shall inure to the benefit of Lender, its successors, assigns and representatives and shall bind Borrower, its successors, assigns and representatives.

(h) Governing Jurisdiction. This Agreement and all of the other Loan Documents (except as otherwise expressly provided therein with respect to the enforcement of specific remedies) shall be governed by and construed in accordance with the laws of the Governing Jurisdiction without regard to the application of choice of law principles, and Borrower hereby consents to the personal jurisdiction of the state courts of the Governing Jurisdiction and of the United States District Court for the Northern District of the Governing Jurisdiction in any action that may be commenced by Lender to enforce its rights hereunder or under the Loan Documents.

(i) Entire Agreement. This Agreement and all of the other Loan Documents constitute the entire understanding between the parties hereto with respect to the subject matter hereof, superseding all prior written or oral understandings (including the provisions of that certain letter of interest executed by Borrower on June 8, 2007), and may not be modified, amended or terminated except by a written agreement signed by each of the parties hereto or thereto. Notwithstanding the foregoing, the provisions of this Agreement are not intended to supersede the provisions of the Mortgage, but shall be construed as supplemental thereto. Borrower hereby acknowledges that this Agreement and the other Loan Documents accurately reflect the agreements and understandings of the parties hereto with respect to the subject matter hereof and hereby waives any claims against Lender which Borrower may now have or may hereafter acquire to the effect that the actual agreements and understandings of the parties hereto with respect to the subject matter hereof may not be accurately set forth in this Agreement or such other Loan Documents.

(j) Headings. The various headings of this Agreement are included for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

(k) Severability. Each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law, but if any such provision shall in any respect be ineffective or invalid under such law, such ineffectiveness or invalidity shall not affect the remainder of such provision or the remaining provisions of this Agreement.

(l) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same document.

(m) Waiver of Jury Trial. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE LENDER. BORROWER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT, AND THAT THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

(n) Including Means Without Limitation. The use in this Agreement of the term “including”, and related terms such as “include”, shall in all cases mean “including without limitation”.

(o) Sole and Absolute Discretion. Any option, consent, approval, or discretion or similar right of Lender set forth in this Agreement or any of the other Loan Documents may be exercised by Lender in its sole, absolute and unreviewable discretion, unless the provisions of this Agreement or the other Loan Documents specifically require such option, consent, approval, discretion or similar right to be exercised in Lender’s reasonable discretion.

21. Borrower Exculpation. Except as set forth below or as provided in the Guaranty, the Environmental Indemnity or the Limited Payment Guaranty, no trustee, beneficiary, partner, shareholder, director, officer, manger, owner or member of Borrower (other than a Guarantor) or any trustee, beneficiary, partner, shareholder, director, officer, manger, owner or member of a partner, shareholder or member of Borrower (other than a Guarantor), and no legal representative, heir or estate of any of the foregoing shall have any personal liability for (i) the payment of any sum of money which is or may be payable hereunder or under the Loan Documents, including the repayment of the indebtedness evidenced by the Note, or (ii) the performance or discharge of any covenants or undertakings of Borrower hereunder or under any of the Loan Documents. In the enforcement of any of its rights hereunder, Lender shall proceed solely against the assets of Borrower from time to time, and any other collateral given as security for payment of the Note or for payment or performance under the Loan Documents, and shall not seek any deficiency judgment.

(a) Borrower’s Recourse Liabilities. Nothing contained in this Section 21 shall (i) constitute a waiver, release or impairment of the lien of the Mortgage or any obligation evidenced or secured by any of the other Loan Documents; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit under the Mortgage or any of the other Loan Documents; (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the lien and security granted by the Mortgage or the other

Loan Documents or to exercise its remedies against all or any portion of the Property. In addition, nothing in this Section 21 shall be deemed to impede or prejudice the rights of the holder of the Note to recover against Borrower, for and to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including reasonable attorney’s fees and costs) (collectively, the “Losses”) arising out of or in connection with the following (all such liability and obligation of Borrower for any or all of the following being referred hereto as “Borrower’s Recourse Liabilities”) as a result of:

(A) the commission of fraud or any intentional material misrepresentation made in connection with the application for or closing of the Loan;

(B) misappropriation or misapplication of funds associated with the Property, or failure to apply funds in accordance with the provisions of the Loan Documents, including (i) lease security deposits and prepaid rents, (ii) casualty insurance proceeds and Condemnation Awards, (iii) judgments, settlements or bankruptcy claims for unpaid rent, (iv) Gross Receipts from the Property not applied to payment of Expenses, debt service and other expenditures required by the Loan Documents, and (v) the funds in any Accounts or amounts required to be funded into any of the Accounts pursuant to the Account Agreements;

(C) loss in connection with the Property resulting from Borrower’s failure to pay the Insurance Premiums;

(D) intentional waste in connection with the Property;

(E) removal from the Property of any personal property in violation of any of the Loan Documents;

(F) any of the Borrower, Borrower Manager or Guarantor institutes, commences any legal proceeding or engages in any other act or omission of any kind solely for the purpose of directly or indirectly preventing, impeding, hindering, baring, staying, inhibiting, impairing or otherwise interfering with the exercise by Lender of any of its rights or remedies under the Loan Documents and such legal proceeding, act or omission is not discontinued or rescinded within ten (10) days after notice from Lender, provided, however, the foregoing shall not be deemed to prohibit Borrower, Borrower Manager or Guarantor from raising any defenses or making any claims that Borrower, Borrower Manager or such Guarantor believes in good faith it is entitled to raise or make under applicable law;

(G) Borrower’s acquisition of any property or operation of any business not permitted by Section 23 of this Agreement.

Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Indebtedness or to require that all collateral for the Loan shall continue to secure all of the Indebtedness in accordance with the Loan Documents.

(b) Full Liability for all Indebtedness. In addition to all amounts for which Borrower is personally liable for under Section 21(a), Borrower shall be fully liable to

Lender for all Indebtedness (including, without limitation, all Losses incurred by Lender in collecting any of such amounts), and nothing in the Loan Documents shall limit the liability of Borrower for all Indebtedness (including, without limitation, all Losses incurred by Lender in collecting any of such amounts) and Lender’s agreement not to pursue the personal liability of Borrower as set forth above SHALL BECOME NULL AND VOID and shall be of no force and effect and the Indebtedness shall become fully recourse to Borrower in the event one or more of following occurs (each, a “Forbearance Termination Event”):

(i) a Sale or Encumbrance that is an Event of Default under Section 16(a)(v) of this Agreement;

(ii) fraud; or

(iii) intentional and material misappropriation or intentional and material misapplication of funds associated with the Property, including without limitation, the funds in any Account or amounts required to be funded into any of the Accounts pursuant to the Account Agreements.

(c) Survival of Provision. The provisions of this Section 21 shall survive the Lender’s (or its designee’s) (i) acquiring the Property pursuant to the Mortgage and the other Loan Documents (whether by foreclosure, deed in lieu of foreclosure or otherwise) or (ii) enforcement of any of the other rights and remedies under the Loan Documents. Any amounts required to be paid under this Section 21 shall be payable on demand and shall bear interest from the date of such demand, until paid in full, at the Default Interest Rate.

22. Intentionally Omitted.

23. Special Representations, Warranties and Covenants of Borrower. Lender’s willingness and ability to make the Loan is contingent upon, among other things, the Borrower being a Special Purpose Bankruptcy Remote Entity. Therefore, the Borrower hereby represents, warrants and covenants to Lender that Borrower shall at all times be a Special Purpose Bankruptcy Remote Entity. Borrower shall not directly or indirectly make any change, amendment or modification to its organizational documents, or otherwise take any action which could result in Borrower not being a Special Purpose Bankruptcy Remote Entity. A “Special Purpose Bankruptcy Remote Entity” shall have the meaning set forth on Schedule 1 hereto.

24. No Withholdings. All sums payable by Borrower under the Note, this Agreement and the other Loan Documents, shall be paid in full and without set-off or counterclaims and free of any deductions or withholdings for any and all Taxes. In the event that Borrower is prohibited by any law from making any such payment free of such deductions or withholdings with respect to Taxes, then Borrower shall pay such additional amount to Lender as may be necessary in order that the actual amount received by Lender after such deduction or withholding (and after payment of any additional Taxes due as a consequence of the payment of such additional amount) shall equal the amount that would have been received if such deduction or withholding were not required; provided, however, that Borrower shall not be obligated to pay such additional amount solely because Lender, although having a legal basis to do so, fails to deliver to Borrower a duly executed copy of United States Internal Revenue Service Form W-8

BEN or W-9 or any successor form or any required renewal thereof, establishing that a full exemption exists from United States backup withholding tax, and as a result of such failure, Borrower was prohibited by the Code, from making any such payment free of such deductions or withholding. Notwithstanding anything contained in this Section 24, in no event will Lender’s failure to deliver any such forms, or any renewal or extension thereof, affect, postpone or relieve Borrower from any obligation to pay Base Interest, principal and other amounts due under the Loan Documents (other than amounts due under this Section 24 as a result of Lender’s failure to deliver such forms). Such additional amount shall be due concurrently with the payment with respect to which such additional amount is owed in the amount of Taxes certified by Lender. A certificate as to the amount of Taxes submitted by Lender to Borrower setting forth Lender’s basis for the determination of Taxes shall be conclusive evidence of the amount thereof, absent manifest error. Failure on the part of Lender to demand payment from Borrower for any Taxes attributable to any particular period shall not constitute a waiver of Lender’s right to demand payment of such amount for any subsequent or prior period.

25. Special Provisions.

(a) Sale of Note and Secondary Market Transaction. Lender shall have the right at any time and from time to time (i) to sell or otherwise transfer the Loan or any portion thereof or the Loan Documents or any interest therein to one or more investors, (ii) to sell participation interests in the Loan to one or more investors, (iii) to cause the Loan to be split into two or more separate loans, or (iv) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities (the “Securities”) secured by or evidencing ownership interests in the Note and the Loan Documents (each such sale, assignment, participation and/or securitization is referred to herein as a “Secondary Market Transaction”). In connection with any Secondary Market Transaction, Borrower shall use all reasonable efforts and cooperate fully and in good faith with Lender and otherwise assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any such Secondary Market Transactions, including: (A) to (i) provide such financial and other information with respect to the Property, the Collateral (as defined in the Mortgage), Borrower, and its Affiliates, Manager and any tenants of the Property, (ii) provide business plans and budgets relating to the Property and (iii) subject to the rights of tenants at the Property, perform or permit or cause to be performed or permitted such site inspection, appraisals, surveys, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Property, as may be reasonably requested from time to time by Lender or the Rating Agencies or as may be necessary or appropriate in connection with a Secondary Market Transaction or Exchange Act requirements (the items provided to Lender pursuant to this paragraph (A) being called the “Provided Information”), together, if customary, with appropriate verification of and/or consents to the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies; (B) cause counsel to render opinions as to non-consolidation and any other opinion customary in securitization transactions with respect to the Collateral, the Property, Borrower, and its Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and the Rating Agencies; (C) make such representations and warranties as of the closing date of any Secondary Market Transaction with respect to the Collateral, the Property, Borrower, and the Loan Documents as are customarily provided in such transactions and as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; (D) provide current certificates of good standing and qualification with respect to Borrower, and Borrower Manager from appropriate Governmental Authorities; and (E) execute such amendments to the Loan Documents and Borrower’s organizational documents, as may be requested by Lender or the Rating Agencies or otherwise to effect a Secondary Market Transaction, provided that nothing contained in this subsection (E) shall result in a material economic change in the transaction; provided that notwithstanding anything to the contrary in this Section 25(a), Borrower shall not be required to (i) incur any out-of-pocket expense in connection with the Secondary Market Transaction unless Lender agrees to pay for such out-of-pocket expenses as they are incurred by Borrower (including, without limitation, a change in the Spread (as defined in the Note) or the Stated Maturity of the Loan), (ii) agree to a modification of any Loan Document that would have a material impact upon the rights, liabilities, or responsibilities of Borrower, or (iii) take any actions that would impose a significant burden on Borrower. Borrower’s cooperation obligations set forth herein shall continue until the Loan has been paid in full.

(b) Use of Information. Borrower understands that all or any portion of the Provided Information may be included in disclosure documents in connection with a Secondary Market Transaction, including a prospectus or private placement memorandum (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers or other parties relating to the Secondary Market Transaction. If the Disclosure Document is required to be revised, Borrower shall cooperate with Lender in updating the Provided Information for inclusion or summary in the Disclosure Document or for other use reasonably required in connection with a Secondary Market Transaction by providing all current information pertaining to Borrower, Manager, the Collateral and the Property necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

(c) Borrower’s Obligations Regarding Disclosure Documents. In connection with a Disclosure Document, Borrower shall: (a) if requested by Lender, certify in writing that Borrower has carefully examined those portions of such Disclosure Document, pertaining to Borrower, the Collateral, the Property, Manager and the Loan, and that such portions do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and (b) indemnify (in a separate instrument of indemnity, if so requested by Lender) (i) any underwriter, syndicate member or placement agent (collectively, the “Underwriters”) retained by Lender or its issuing company affiliate (the “Issuer”) in connection with a Secondary Market Transaction, (ii) Lender and (iii) the Issuer that is named in the Disclosure Document or registration statement relating to a Secondary Market Transaction (the “Registration Statement”), and each of the Issuer’s directors, each of its officers who have signed the Registration Statement and each person or entity who controls the Issuer or the Lender within the meaning of Section 15 of the Securities Act or Section 30 of the Exchange Act (collectively within (iii) , the “GCM Group”), and each of its directors and each person who controls each of the Underwriters, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any losses, claims, damages or liabilities (the “Liabilities”) to which Lender, the GCM Group or the Underwriter Group may become subject (including reimbursing all of them for any legal or other expenses actually incurred in connection with investigating or defending the Liabilities) insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any of the Provided Information or in any of the applicable portions of such sections of the Disclosure Document applicable to Borrower, Manager, the Collateral, the Property or the Loan, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the applicable portions of such sections or necessary in order to make the statements in the applicable portions of such sections in light of the circumstances under which they were made, not misleading, provided, however, that Borrower shall not be required to indemnify Lender for any Liabilities relating to untrue statements or omissions which Borrower identified to Lender in writing at the time of Borrower’s examination of such Disclosure Document or which was not provided by Borrower or which Borrower could not have reasonably known was untrue or misleading in a material respect.

(d) Borrower Indemnity Regarding Filings. In connection with filings under the Exchange Act, Borrower shall (i) indemnify Lender, the GCM Group and the Underwriter Group for any Liabilities to which Lender, the GCM Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the intentional omission or alleged intentional omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the GCM Group or the Underwriter Group for any reasonable legal or other expenses actually incurred by Lender, GCM Group or the Underwriter Group in connection with defending or investigating the Liabilities.

(e) Indemnification Procedure. Promptly after receipt by an indemnified party under Section 12(c) of notice of the commencement of any action for which a claim for indemnification is to be made against Borrower, such indemnified party shall notify Borrower in writing of such commencement, but the omission to so notify Borrower will not relieve Borrower from any liability that it may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to Borrower. If any action is brought against any indemnified party, and it notifies Borrower of the commencement thereof, Borrower will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice of commencement, to assume the defense thereof with counsel satisfactory to such indemnified party in its discretion. After notice from Borrower to such indemnified party under this Section 25(e), Borrower shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both Borrower and an indemnified party, and any indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to Borrower, then the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Borrower shall not be liable for the expenses of more than one separate counsel unless there are legal defenses available to it that are different from or additional to those available to another indemnified party.

(f) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 12(c) is for any reason held to be unenforceable by an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 25(c) or 25(d), Borrower shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the GCM Group’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it may not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(g) Severance of Loan. Lender shall have the right, at any time (whether prior to, in connection with, or after any Secondary Market Transaction), with respect to all or any portion of the Loan, to modify, split and/or sever all or any portion of the Loan as hereinafter provided. Without limiting the foregoing, Lender may (i) cause the Note and the Mortgage to be split into a first and second loan, (ii) create one more senior and subordinate notes (i.e., an A/B or A/B/C structure), (iii) create multiple components of the Note or Notes (and allocate or reallocate the principal balance of the Loan among such components) or (iv) otherwise sever the Loan into two (2) or more loans secured by mortgages and by a pledge of partnership or membership interests (directly or indirectly) in Borrower (i.e., a senior loan/mezzanine loan structure), in each such case, in whatever proportion and whatever priority Lender determines; provided, however, in each such instance the outstanding principal balance of all the Notes evidencing the Loan (or components of such Notes) immediately after the effective date of such modification equals the outstanding principal balance of the Loan immediately prior to such modification and the weighted average of the interest rates for all such Notes (or components of such Notes) immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification and there is no change in the overall economics of the transaction as it affects Borrower. If requested by Lender, Borrower (and Borrower’s constituent members, if applicable) shall execute within two (2) Business Days after such request, such documentation as Lender may reasonably request to evidence and/or effectuate any such modification or severance. Borrower shall not be required to (A) incur any out-of-pocket expense in connection with any action taken pursuant to this Section 25(g) unless Lender agrees to pay for such out of pocket expenses as they are incurred by Borrower (including, without limitation, a change in the Spread or the Stated Maturity of the Loan), (B) agree to a modification of any Loan Document that would have a material and adverse impact upon the rights, liabilities, or responsibilities of Borrower, or (C) take any actions that would impose a material burden on Borrower.

(h) Retention of Servicer. Lender reserves the right to retain the Servicer to act as its agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement, any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction or otherwise, together with such other powers as are reasonably incidental thereto. Borrower shall pay any reasonable fees and expenses of the Servicer (i) in connection with a release of the Property (or any portion thereof), (ii) in connection with an assumption or modification of the Loan, (iii) in connection with the enforcement of the Loan Documents or (iv) in connection with any other action or approval taken by Servicer hereunder on behalf of Lender (which shall not include ongoing regular servicing fees relating to the day-to-day servicing of the Loan, for which Borrower shall not be charged).

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

BORROWER:

PRIME LASALLE/MADISON PARTNERS, LLC, an Illinois limited liability company

By:	Prime/11 S. LaSalle, LLC, an Illinois limited liability company, its Manager

	By:	The Prime Group, Inc., an Illinois corporation, its Manager

		By:	/s/ Michael W. Reschke
Michael W. Reschke
Chairman and Chief Executive Office

LENDER:

KBS DEBT HOLDINGS, LLC, a Delaware limited liability company

By:	KBS LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

	By:	KBS REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation, its sole general partner

		By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer